UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
	Definitive Additional Materials
	Soliciting Material under § 240.14a-12

RAPTOR PHARMACEUTICAL CORP.
(Name of the Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

9 Commercial Blvd.
Suite 200
Novato, California 94949
(415) 382-8111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 22, 2011

Dear Stockholders of Raptor Pharmaceutical Corp.:

    On behalf of the board of directors of Raptor Pharmaceutical Corp., a Delaware corporation, we are pleased to deliver the accompanying proxy statement for our annual meeting of stockholders to be held at 10:00 a.m., local time, on March 22, 2011 at our corporate offices at 9 Commercial Blvd., Suite 200, Novato, California 94949, for the following purposes:

1. To elect five directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2. To ratify the appointment by the audit committee of our board of directors of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2011.

3.  To approve the plan amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.

4.  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing matters are described more fully in the accompanying proxy statement.  Our board of directors has fixed February 22, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, our annual meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, our annual meeting.  This notice is first being mailed to all stockholders of record entitled to vote at our annual meeting on or about February 23, 2011.

YOUR VOTE IS IMPORTANT.  PLEASE READ THE PROXY STATEMENT CAREFULLY.  EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. AS INSTRUCTED ON THE PROXY CARD, THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT HAVE TO MAIL IN YOUR PROXY CARD. VOTING IN ADVANCE BY MAIL, TELEPHONE OR INTERNET WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING (AND VOTES CAST AT THE ANNUAL MEETING WILL SUPERSEDE VOTES PREVIOUSLY SUBMITTED BY YOU), BUT IT WILL HELP TO ENSURE A QUORUM AND AVOID ADDED COSTS.

By Order of the Board of Directors,

/s/ Christopher M. Starr
Chief Executive Officer and Director
Novato, California
February 11, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on March 22, 2011.

Our proxy statement and annual report to security holders are available at https://materials.proxyvote.com/75382F

TABLE OF CONTENTS

GENERAL INFORMATION	1
Purpose of the Meeting	1
Record Date; Outstanding Shares	2
Voting	2
Quorum; Required Vote; Absentions; Broker Non-Votes	4
Expenses	5
Proxy Solicitor	5
How to Obtain Directions to Location of Our Annual Meeting of Stockholders	5
Internet Availability of Proxy Materials	5
Note Regarding Our Merger on September 29, 2009	6
PROPOSAL NO. 1: ELECTION OF DIRECTORS	7
Information about the Nominees	7
Directors	7
Business Experience and Directorships	7
Meetings and Committees of the Board of Directors	8
Board Leadership Structure and Role in Risk Oversight	9
Independence of Our Board of Directors	9
Audit Committee	9
Compensation Committee	9
Corporate Governance and Nominating Committee	10
Director Compensation	11
Code of Ethics	12
Required Vote	12
PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
Required Vote	14
PROPOSAL NO. 3: APPROVAL OF THE PLAN AMENDMENTS TO THE RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN	15
Proposal – 2011 Plan Amendments	15
Summary of the Plan as Modified by the Proposed 2011 Plan Amendments	15
Approval of the 2011 Plan Amendments	18
Required Vote	18
MANAGEMENT	19
Executive Officers	19
Relationships Among Executive Officers and Directors	20
Executive Compensation including Equity Compensation (Stock Option Grants)	20
Compensation Committee Interlocks and Insider Participation	30
REPORT OF THE COMPENSATION COMMITTEE OF THE RAPTOR BOARD OF DIRECTORS	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
Transactions with Related Persons	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT	32
REPORT OF OUR AUDIT COMMITTEE	34
OTHER MATTERS	35
Section 16(a) Beneficial Ownership Reporting Compliance	35
Information on Our Website	35
Trademark Notice	35
Stockholder Proposals	35
Communication with our Board of Directors	36
Delivery of this Proxy Statement to Multiple Stockholders with the Same Address	36

i

RAPTOR PHARMACEUTICAL CORP.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 22, 2011

GENERAL INFORMATION

This proxy statement is being furnished to holders of common stock, par value $0.001 per share, of Raptor Pharmaceutical Corp., a Delaware corporation (unless the context otherwise requires, references herein to “Raptor,” “the Company,” “we,” “us” and “our” refer to Raptor Pharmaceutical Corp. together with its subsidiaries), in connection with the solicitation of proxies by our board of directors for use at our 2011 annual meeting of stockholders to be held on March 22, 2011, at 10:00 a.m. local time at our corporate offices located at 9 Commercial Blvd., Suite 200, Novato, California 94949, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice to stockholders. The specific proposals are described in more detail in this proxy statement. This proxy statement, the notice to stockholders, the accompanying form of proxy card and our annual report to stockholders are first being mailed to stockholders of record as of the close of business on February 22, 2011, the record date for the annual meeting, on or about February 23, 2011.

By properly completing and returning your proxy card, you will appoint Christopher M. Starr, Ph. D., and Kim R. Tsuchimoto as your proxies at the annual meeting. Your proxies will vote your shares as you instruct. If you sign and return your proxy card but fail to instruct how to vote your shares, Dr. Starr or Ms. Tsuchimoto will vote your shares “FOR” the slate of directors nominated by our board of directors unless the authority to vote for the election of any such nominee is withheld, and if no contrary instructions are given, “FOR” the appointment of Burr Pilger  Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2011 and “FOR” the approval of the plan amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan. This way your shares will be voted whether or not you attend. We recommend that you vote by proxy in advance of the annual meeting even if you plan to attend just in case your plans change and you are unable to attend.

The board of directors does not know of any matters to be presented at the annual meeting other than those listed on the notice to stockholders and described in this proxy statement. If another matter is properly brought before the meeting or any adjournment or postponement thereof, your proxies will vote your shares in accordance with their judgment if you have completed your proxy card and authorized them to do so.

The board of directors encourages you to attend the annual meeting in person. If you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) submitting a signed proxy card bearing a date later than the date of the prior proxy card, or (iii) attending the annual meeting and voting in person.  Attendance at the annual meeting will not, in itself, constitute revocation of your proxy.

Our principal executive offices are located at 9 Commercial Blvd., Suite 200, Novato, California 94949 and our telephone number is (415) 382-8111 or toll free in the U.S. and Canada only (877) RAPTOR9 (877-727-8679).

Purpose of the Meeting

At our 2011 annual meeting, stockholders will be asked to consider and vote upon the following matters:

1.	Proposal No. 1 – to elect five directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.
Proposal No. 2 –  to ratify the appointment by the audit committee of our board of directors of Burr Pilger  Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2011;

3.	Proposal No. 3 – to approve the plan amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan; and
4.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date; Outstanding Shares

Who is entitled to vote?

Only stockholders of record at the close of business on February 22, 2011 are entitled to notice of and to vote at the annual meeting and any adjournment thereof. Such stockholders are entitled to cast one vote, in person or by proxy, for each share of common stock outstanding in his, her or its name on the books of the Company as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. The authorized capital stock of the Company consists of: (i) One Hundred Fifty Million (150,000,000) shares of common stock, of which 32,405,318 shares were issued and outstanding as of the close of business on February 4, 2011, and (ii) Fifteen Million (15,000,000) shares of preferred stock, par value $0.001 per share, of the Company, none of which were issued and outstanding as of the close of business on the record date. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners, Directors and Management.”

 Voting

 Most stockholders have three options for submitting their votes prior to the annual meeting: (1) via the Internet, (2) by telephone or (3) by mail. If your proxy card allows for Internet voting and you have Internet access, the Company encourages you to record your vote on the Internet. It is convenient, and it saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

  How do I vote if I am a registered stockholder?

You may vote by mail. If you are a registered stockholder (that is, if you hold your shares of common stock directly and not in street name), you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage prepaid envelope. Your shares will then be voted at the annual meeting in accordance with your instructions.

You may vote via the Internet.  Go to the web address http://www.proxyvote.com and follow the instructions for Internet voting shown on the proxy card mailed to you.

You may vote by telephone.  Call toll-free 1-800-PROXIES (1-800-776-9437) from a touch tone telephone and follow the instructions for telephone voting shown on the proxy card mailed to you.

You may vote in person at the annual meeting. If you are a registered stockholder and attend the annual meeting (please bring a valid, government-issued photo identification, such as a driver’s license or a passport to authenticate your identity and for entrance to the annual meeting), you may deliver your completed proxy card in person. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that were submitted by you will be superseded by the vote that you cast at the annual meeting.

Am I entitled to vote if my shares are held in “street name”?

Yes, if a bank or brokerage firm holds your shares of common stock in “street name” for you, you are considered the “beneficial owner” of such shares. If your shares are held in “street name,” these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. Brokers holding shares of common stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this proxy statement to the beneficial owner of the shares of common stock and to solicit voting instructions with respect to the matters submitted to the stockholders.

How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares of common stock registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization (rather than from the Company). In addition to providing you with instructions for voting by mail, your broker, bank, or other agent may permit you to vote your shares electronically, by telephone, or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that the Company is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in “street name,” to my bank, brokerage firm, or other agent?

All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted: “FOR” the election of the director nominees unless the authority to vote for the election of any such nominee is withheld, if no contrary instructions are given, “FOR” ratification of the appointment of Burr Pilger  Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2011 and “FOR” the approval of the plan amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment, and authority to do so is included in the proxy.

If you do not give instructions to your bank, brokerage firm, or other agent, by the date specified in the statement accompanying such material, it will nevertheless be entitled to vote your shares of common stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters.  The ratification of independent public accountants is generally a routine matter whereas the election of directors and actions with respect to incentive plans are not considered routine matters.  Absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters, which are referred to as “broker non-votes,” including any non-routine matters properly brought before the annual meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

 Who can attend the annual meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the annual meeting. If you plan on voting at the annual meeting, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport, to authenticate your identity.

May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the annual meeting. If your shares are held in “street name” (i.e., you are not a registered holder) and you wish to attend the annual meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport, to authenticate your identity.

Can I change my vote after I submit my proxy card?

Yes, you may revoke your proxy given pursuant to this solicitation and change your vote any time before your shares are voted at the annual meeting:

•
if you are a registered stockholder, by filing a written notice of revocation bearing a later date than the previously submitted proxy card with our Corporate Secretary before the taking of the vote at the annual meeting;

•
by duly executing and submitting a later dated, properly completed proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the annual meeting; or

•	by attending the annual meeting and voting in person (attendance at the annual meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequently submitted proxy card must be received by our Corporate Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequently submitted proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to Raptor Pharmaceutical Corp., 9 Commercial Blvd., Suite 200, Novato, California 94949, Attention: Corporate Secretary. Stockholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their proxy.

Who will count the votes?

 Our transfer agent, American Stock Transfer & Trust Company, LLC, will tabulate and certify the votes. Our Corporate Secretary will serve as the inspector of election at the annual meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote “FOR” each proposal described in this proxy statement.

Will any other business be conducted at the meeting?

We do not currently anticipate that any other matters will be raised at the annual meeting. If any other matter properly comes before the stockholders for a vote at the annual meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his or her best judgment if you so authorize.

Quorum; Required Vote; Abstentions; Broker Non-Votes

 How many shares must be present to hold the meeting?

Holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date and entitled to vote at the annual meeting, present either in person or by proxy, constitutes a quorum and must be present at the annual meeting in order for the transaction of business. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet.

Under the General Corporation Law of the State of Delaware, a vote withheld, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

What if a quorum is not present at the meeting?

If the shares of common stock present or represented at the annual meeting do not constitute the required quorum, the holders of a majority of the shares entitled to vote at the annual meeting who are present in person or represented by proxy may adjourn the annual meeting until a quorum is present or represented. The time and place of the adjourned annual meeting will be announced at the time the adjournment is taken, and no other notice may be given.

How many votes are required to elect the director nominees (Proposal 1)?

The affirmative vote of a plurality of the votes cast is required to elect the five nominees as directors. This means that the five nominees will be elected if they receive more affirmative votes than any other person. If you vote “WITHHELD” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, our board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee, unless you have withheld authority.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.

How many votes are required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2011 (Proposal 2)?

The affirmative vote of a majority of the votes cast is required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2011.

How many votes are required to approve the adoption of the plan amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (Proposal 3)?

The affirmative vote of a majority of the votes cast is required to approve the adoption of the plan amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.

How will abstentions and broker non-votes be treated?

An abstaining vote is deemed to be a “vote cast” and has the same effect as a vote cast against approval of a proposal requiring approval by a majority of the shares voted. Shares voting “abstain” have no effect on the election of directors. For the proposal to ratify the independent registered public accounting firm (Proposal 2) and the proposal to approve the plan amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (Proposal 3), abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.  Broker “non-votes” will be treated as shares present for quorum purposes but are not deemed to be “votes cast” for non-routine matters.  See explanation under “What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in “street name,” to my bank, brokerage firm, or other agent?” on page 3 of this proxy statement for more information on the impact of broker non-votes on each of the proposals.

Expenses

The Company is making this solicitation and will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our directors, officers and other regular employees in person or by telephone, facsimile and e-mail. No additional compensation will be paid to directors, officers or other regular employees for such services.

In order to assure a quorum for the annual meeting, the Company anticipates engaging a proxy solicitor to aid the Company in encouraging stockholders of record to vote their proxy.  Without a quorum of holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date of February 22, 2011 and entitled to vote at the annual meeting, the Company will incur additional costs in adjourning and postponing the annual meeting until such quorum is met.  Such additional costs include additional printing and mailing of new proxy materials, which could result in substantial additional costs to the Company.  If we retain the services of a proxy solicitor, we would pay the proxy solicitor reasonable and customary fees.

How to Obtain Directions to Location of Our Annual Meeting of Stockholders

    Our annual meeting is being held at the time and place set forth above under the heading “General Information.”  If you would like to attend the annual meeting to vote your shares in person, you can obtain directions to the annual meeting on our website www.raptorpharma.com under the heading “About Raptor - Contact.”

Internet Availability of Proxy Materials

    The notice of meeting, this proxy statement, the proxy card and our annual report to stockholders are available at https://materials.proxyvote.com/75382F.

Note Regarding Our Merger on September 29, 2009

On September 29, 2009, on the terms and subject to the conditions set forth in the Agreement and Plan of Merger and Reorganization, dated as of July 29, 2009, by and among the Company (formerly known as TorreyPines Therapeutics, Inc.), ECP Acquisition, Inc., a wholly-owned subsidiary of the Company (herein referred to as Merger Sub), and Raptor Pharmaceuticals Corp. (herein referred to as RPC), pursuant to a stock-for-stock reverse triangular merger (herein referred to as the Merger), Merger Sub was merged with and into RPC and RPC survived as a wholly-owned subsidiary of the Company. Immediately prior to the Merger and in connection therewith, the Company effected a 1-for-17 reverse stock split of its common stock and changed its corporate name from “TorreyPines Therapeutics, Inc.” to “Raptor Pharmaceutical Corp.”   All share numbers included in this proxy statement are expressed on a post-split basis unless otherwise indicated.

Immediately following the effective time of the Merger, the stockholders of RPC (as of immediately prior to the Merger) owned approximately 95% of the Company’s outstanding common stock and the stockholders of the Company (as of immediately prior to the Merger) owned approximately 5% of the Company’s outstanding common stock.  The Merger constituted a change in control of the Company.

 RPC, the Company’s wholly-owned subsidiary, was the “accounting acquirer,” and for accounting purposes, the Company was deemed to have been “acquired” in the Merger.  In connection with the Merger, the Company’s fiscal year end changed from December 31 to August 31 to coincide with the fiscal year end of RPC.  Accordingly, the information in this proxy statement with respect to the Company’s most recently completed fiscal year refers to the period from September 1, 2009 through August 31, 2010.

The board of directors and officers that managed and operated RPC immediately prior to the effective time of the Merger became the Company’s board of directors and officers.  Additionally, following the effective time of the Merger, the business conducted by RPC immediately prior to the effective time of the Merger became primarily the business conducted by the Company.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Information about the Nominees

Your vote is requested in favor of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company and each of their terms expires at this annual meeting.

Raptor’s bylaws provide that the number of directors shall be determined from time to time by the board of directors, but may not be less than one. Raptor’s board of directors currently consists of five persons.

Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by our stockholders.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies named in the proxy card will vote for a nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxies named in the proxy card will vote all of the shares for which they hold proxies “FOR” the nominees named below.

Directors

The following table sets forth the name, age and position of each of our directors as of the date of this proxy statement.

Name	Age	Position(s) Held with the Company
Christopher M. Starr, Ph.D.	58	Chief Executive Officer and Director
Raymond W. (“Bill”) Anderson (1)(2)(3)	68	Director
Erich Sager	53	Director and Chairman of the Board of Directors
Richard (“Rick”) L. Franklin, M.D., Ph.D. (1)(2)	65	Director
Llew Keltner, M.D., Ph.D. (1)(2)(3)	60	Director

(1)	Member of the Corporate Governance and Nominating Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

Each of the nominees listed above is currently a director of Raptor previously elected by the stockholders.  Prior to the Merger, Drs. Starr and Franklin, and Messrs. Anderson and Sager served on the board of directors of RPC.  Each of the current members of our board of directors has been elected to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Business Experience and Directorships

The following describes the background of our directors.

Christopher M. Starr, Ph.D., Chief Executive Officer. Dr. Starr has served as the Chief Executive Officer and a director of Raptor Pharmaceutical Corp. since September 2009.  Dr. Starr was a co-founder of RPC and has served as the Chief Executive Officer, President and director thereof since its inception in 2006. Dr. Starr has served as Chief Executive Officer of our wholly-owned subsidiary, Raptor Pharmaceutical Inc., since its inception in September 2005. Dr. Starr co-founded BioMarin Pharmaceutical Inc., or BioMarin, in 1997 where he last served as Senior Vice President and Chief Scientific Officer prior to joining the Company in 2006. As Senior Vice President at BioMarin, Dr. Starr was responsible for managing a Scientific Operations team of 181 research, process development, manufacturing and quality personnel through the successful development of commercial manufacturing processes for its enzyme replacement products, and supervised the cGMP design, construction and licensing of BioMarin’s proprietary biological manufacturing facility. From 1991 to 1998, Dr. Starr supervised research and commercial programs at BioMarin’s predecessor company, Glyko, Inc., where he served as Vice President of Research and Development. Prior to his tenure at Glyko, Inc., Dr. Starr was a National Research Council Associate at the National Institutes of Health. Dr. Starr earned a B.S. from Syracuse University and a Ph.D. in Biochemistry and Molecular Biology from the State University of New York Health Science Center, in Syracuse, New York.  We nominated Dr. Starr to the board of directors due to his extensive experience at BioMarin where he was directly involved in the successful approval of two drugs for orphan indications.

Raymond W. (“Bill”) Anderson. Mr. Anderson has served as a director of Raptor Pharmaceutical Corp. since September 2009 and as a director of RPC since May 2006. Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc. (a wholly-owned subsidiary of Valeant Pharmaceuticals International since Dec 31, 2008) from July 2003 until he retired in June 2010.  He had been its Managing Director since January 2009 and was previously its Chief Financial Officer and Vice President, Finance and Administration. Mr. Anderson has more than 30 years of biopharmaceutical/medical technology sector experience,  primarily focused in financial management.  Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private medical technology company.  Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin from June 1998 to January 2002.  Prior to June 1998, Mr. Anderson held similar executive-level positions with other biopharmaceutical companies, including Syntex, Chiron, Glycomed and Fusion Medical Technologies.  Mr. Anderson also served as an officer in the US Army Corps of Engineers, as a strategic planner and operational profit and loss manager in General Electric and as a finance manager at Memorex.  Mr. Anderson holds an M.B.A. from Harvard University, an M.S. in Administration from George Washington University and a B.S. in Engineering from the United States Military Academy.  We nominated Mr. Anderson to the board of directors primarily due to his 30 years of healthcare experience in the areas of operations and finance.

Erich Sager. Mr. Sager has served as a director and Chairman of the board of directors of Raptor Pharmaceutical Corp. since September 2009 and as a director of RPC since May 2006. He is a founding partner of Limetree Capital SA, a Swiss-based investment banking boutique. Mr. Sager also serves as Chairman and member of the board of directors at Calltrade Carrier Services AG, a European wholesale phone operator, and has held such position since 2004. He is also a current board member of Zecotek Medical Systems Inc. and Pulse Capital Corp. Mr. Sager served on the board of directors of BioMarin from November 1997 to March 2006 and as Chairman of LaMont Asset Management SA, a private investment management firm, from September 1996 until August 2004. Mr. Sager has held the position of Senior Vice President, Head of the Private Banking for Dresdner Bank (Switzerland) Ltd., Vice President, Private Banking, Head of the German Desk for Deutsche Bank (Switzerland) Ltd., and various positions at banks in Switzerland. Mr. Sager received a business degree from the School of Economics and Business Administration, Zurich, Switzerland.    We nominated Mr. Sager to the board of directors due to his knowledge of healthcare fundraising in Europe, including through his experience at BioMarin.

Richard (“Rick”) L. Franklin, M.D., Ph.D. Dr. Franklin has served as a director of Raptor Pharmaceutical Corp. since September 2009 and as a director of RPC since July 2008.  Dr. Franklin has served as Chairman of the board of directors of SyntheMed, Inc., a biomaterials company engaged in the development and commercialization of medical devices, since June 2003 and as a director of SyntheMed, Inc., since December 2000. Since September 2002, Dr. Franklin has been Chairman of DMS Data Systems, an internet-based information services company. Dr. Franklin has served as the Chief Executive Officer and Director of Tarix Pharmaceuticals, a drug development company, since 2004 and as Chairman of Pathfinder, LLC, a regenerative medicine company, since 2009. From May 1996 to September 2002, Dr. Franklin had been Chief Executive of Phairson, Ltd., a medical product development company. From January 1991 to May 1996, Dr. Franklin was founder and principal of Richard Franklin & Associates and, from January 1988 to December 1990, Dr. Franklin was with Boston Capital Group, both of which are consulting firms to the healthcare industry. From July 1986 to December 1987, Dr. Franklin was head of Healthcare Corporate Finance at Tucker Anthony, an investment banking firm. Dr. Franklin received an M.A. in Mathematics from University of Wisconsin, a Ph.D. in Mathematics from Brandeis University and an M.D. from Boston University School of Medicine.  We nominated Dr. Franklin to the board of directors due to his experience as a Chief Executive Officer and Chairman of various healthcare companies.

Llew Keltner, M.D., Ph.D.  Dr. Keltner has served as a director of Raptor Pharmaceutical Corp. since September 2009.  Since 2010, Dr. Keltner has been the President of Novici Biotech, a privately-held gene and protein optimization firm. He is also Chief Executive Officer of EPISTAT, an international healthcare technology transfer, corporate risk management and healthcare strategy company that he founded in 1972. Dr. Keltner was Chief Executive Officer and President of Light Sciences Oncology, a privately-held biotechnology company developing a late stage, light-activated therapy for hepatocellular cancer and other solid tumors from 2001 to 2010. From 1997 to 2004, Dr. Keltner was Chief Executive Officer of Metastat, a development-stage biotech company focused on cancer metastasis.  Dr. Keltner holds positions on the boards of Infostat, Oregon Life Sciences, and Goodwell Technologies. He is a previous director on the boards of Light Sciences Corporation, Vital Choice, Thesis Technologies, Oread Companies, and MannKind Corporation. He has also been a scientific advisory board member at Lifetime Corporation, ASB Meditest, Oread Laboratories, Hall-Kimbrell, and aai Pharma. He is currently a member of the American Society of Clinical Oncology, American Medical Association, International Association of Tumor Marker Oncology, American Association of Clinical Chemistry, and Drug Information Association.  Dr. Keltner received an M.S. in Epidemiology and Biostatistics, a Ph.D. in Biomedical Informatics and an M.D. from Case Western Reserve University in Cleveland, Ohio.  Dr. Keltner has also authored several research publications.   We nominated Dr. Keltner to the board of directors due to his practical experience as a current Chief Executive Officer of a privately-held life sciences company and due to his medical knowledge and network within the biotechnology industry.

Meetings and Committees of the Board of Directors

From September 29, 2009 (consummation of the 2009 Reverse Merger) through August 31, 2010, the board of directors met seven times, took action by written consent seven times and took action by written consent regarding the approval of stock options five times.  Each director attended at least 75% of (i) the total number of meetings of the board of directors and (ii) the total number of meetings of each committee of the board of directors on which he served. All of our directors attended our 2010 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight

Our board of directors does not have a policy on whether the offices of chairman of the board of directors and chief executive officer should be separate and, if they are to be separate, whether the chairman of the board should be selected from among the independent directors.  Our board of directors believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time.  Our board of directors has reviewed our current board of directors’ leadership structure in light of the composition of the board of directors, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base, the Company’s peer group and other relevant factors.  Considering these factors, the Company has determined to have a separate Chief Executive Officer and Chairman of the board of the directors.  However, our Chairman is not independent (as currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).  We have determined that this structure is currently the most appropriate board leadership structure for the Company.  The Company does not have a lead independent director.  Given the size of our board of directors, the board of directors believes that the presence of three independent directors out of the five directors on the board of directors, which independent directors sit on the board’s committees, is sufficient independent oversight of the Chairman and Chief Executive Officer.  The independent directors work well together in the current board structure and the board of directors does not believe that selecting a lead independent director would add significant benefits to the board of directors’ oversight role at this time.

Independence of Our Board of Directors

Our board of directors has determined that all current members of our board of directors are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), except for Dr. Starr and Mr. Sager.  Our board of directors has also determined that each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent as defined by the Securities and Exchange Commission (referred to herein as the SEC) and NASDAQ rules.

Audit Committee

The audit committee of our board of directors, herein referred to as the Audit Committee, has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (referred to herein as the Exchange Act).   The Audit Committee is responsible for overseeing our accounting and financial reporting processes.  In such capacity, our Audit Committee (i) has sole authority to appoint, replace and compensate our independent registered public accounting firm and is directly responsible for oversight of its work; (ii) approves all audit fees and terms, as well as any permitted non-audit services performed by our independent registered public accounting firm; (iii) meets and discusses directly with our independent registered public accounting firm its audit work and related matters; (iv) oversees and performs investigations with respect to our internal and external auditing procedures, including the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters and (v) undertakes such other activities as the Audit Committee deems necessary or advisable and as may be required by applicable law.

Since September 30, 2009, the Audit Committee has consisted of Mr. Anderson (Chairman) and Drs. Franklin and Keltner.  Mr. Anderson has been designated as the “audit committee financial expert” as defined by the regulations promulgated by the SEC.  Our board of directors has determined that each member of the Audit Committee is independent as defined by NASDAQ and SEC rules applicable to audit committee members.

During the fiscal year ended August 31, 2010, the Audit Committee met four times.  The charter of the Audit Committee can be found in the “Corporate Governance” section of our website at www.raptorpharma.com .

Compensation Committee

The compensation committee of our board of directors, herein referred to as the Compensation Committee, reviews, adopts and oversees our compensation strategy, policies, plans and programs, including (i) the establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance, (ii) the review and approval of the terms of employment or service, including severance and change in control arrangements, of our Chief Executive Officer and the other executive officers, (iii) the review and recommendation to the board of directors the compensation plans and programs advisable for the Company, including the type and amount of compensation to be paid or awarded to directors; and (iv) the administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

  Since September 30, 2009, the Compensation Committee has consisted of Mr. Anderson (Chairman) and Dr. Keltner.  Our board of directors has determined that each member of the Compensation Committee is independent as defined by NASDAQ rules.

Consisting of only two directors, the Compensation Committee most efficiently discharges its responsibilities by collaborating primarily by email and telephone over extended periods of time in order to develop recommendations.  To date, it has not been required nor has its members held formal meetings.  During the fiscal year ended August 31, 2010, the Compensation Committee had prepared comprehensive recommendations to our board of directors on compensation actions that were approved in the March 9, 2010 meeting of the board of directors and the Compensation Committee also provided recommendations for various stock option grants.  Subsequent to our fiscal year ended August 31, 2010, the Compensation Committee made a recommendation for compensation actions which were approved at the October 12, 2010 meeting of the board of directors and made a recommendation for revisions of the Company’s long term equity compensation programs and related issues which were approved at the November 22, 2010 meeting of the board of directors.  The Compensation Committee recommended an action to rationalize and incorporate the provisions of an officer’s employment agreement into the current corporate structure for annual incentive cash bonuses and prepared a compensation package recommendation for the hiring of a new officer.  Both of these recommendations were approved by the board of directors.

The charter of the Compensation Committee can be found in the “Corporate Governance” section of our website at www.raptorpharma.com.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee of our board of directors, herein referred to as the Nominating Committee, has authority to review the qualifications of, interview and nominate candidates for election to our board of directors as well as develop a set of corporate governance principles for the Company.  The primary functions of our Nominating Committee are to (i) recruit, review and nominate candidates for election to our board of directors, (ii) monitor and make recommendations regarding committee functions, contributions and composition, (iii) develop the criteria and qualifications for membership on our board of directors, and (iv) provide oversight on all aspects of the Company’s corporate governance functions.

The Nominating Committee develops the credentials and characteristics required of our board of directors and committee nominees in light of the composition of our board of directors and committees thereof, our business, operations, applicable legal and listing requirements, and other factors they consider relevant. The Nominating Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants.  The Nominating Committee will review candidates in the same manner regardless of the source of the recommendation. For membership on our board of directors, the Nominating Committee takes into consideration applicable laws and regulations, diversity, age, skills, experience, integrity, ability to make independent analytical inquiries, understanding of our business and business environment, willingness to devote adequate time and effort to our board of directors’ responsibilities and other relevant factors, including experience in the biotechnology and pharmaceutical industries.  Although we do not have a formal diversity policy, when considering diversity in evaluating candidates, the Nominating Committee focuses on whether candidates can contribute varied perspectives, skills, experiences and expertise to the board. The Nominating Committee’s charter can be found in the “Corporate Governance” section of our website at www.raptorpharma.com.

Since September 30, 2009, the Nominating Committee has consisted of Dr. Keltner (Chairman), Dr. Franklin and Mr. Anderson.  Our board of directors has determined that each member of the Nominating Committee is independent as defined by NASDAQ rules.  During the fiscal year ended August 31, 2010, the Nominating Committee met one time.

During the fiscal year ended August 31, 2009, the nominating and corporate governance committee of RPC consisted of the following members: Mr. Sager, Mr. Anderson, Dr. Franklin and Dr. Starr. In September 2009, upon recommendation from Dr. Starr, the remaining three directors (Mr. Sager, Dr. Franklin and Mr. Anderson) individually met with Dr. Keltner in order to determine the suitability of Dr. Keltner for joining our board of directors in order to fulfill our post-merger corporate governance commitments and NASDAQ listing requirements.

After several discussions with Dr. Keltner and among the members of RPC’s board of directors prior to Dr. Keltner’s appointment, the board determined that, based upon Dr. Keltner’s experience in the healthcare industry, it was in our and our stockholders’ best interests to appoint Dr. Keltner to our board of directors following the Merger.

Director Compensation

From October 1, 2009 to August 31, 2010, our non-employee directors received the following compensation:  $60,000 annual cash compensation paid quarterly in arrears to the Chairman of the board and $40,000 annual cash compensation paid quarterly in arrears to all other non-employee directors.  Effective September 1, 2010, the Chairman’s annual cash compensation is $68,000 and the annual cash compensation for all other non-employee directors is $48,000.  No cash compensation is paid to our Chief Executive Officer for his services as a member of our board of directors.  Annually, the Compensation Committee reviews cash and equity compensation of directors of comparative companies and recommends levels of cash and equity compensation for approval by the board.

Upon joining RPC’s board of directors on May 26, 2006, Mr. Anderson and Mr. Sager were granted stock options to purchase 116,562 shares and 233,124 shares, respectively, of our common stock at respective exercise prices of $2.57 per share. Such stock options vest 6/36ths on the six month anniversary of such grant and 1/36th per month thereafter and expire ten years from grant date. Upon joining the board of directors of RPC on July 10, 2008, Dr. Franklin was granted stock options to purchase 34,969 shares of our common stock at an exercise price of $2.23 per share.  These stock options vest 6/48ths on the six-month anniversary of such grant and 1/48th per month thereafter and expire ten years from grant date.

              In addition, RPC granted  to Mr. Anderson and Mr. Sager with respect to its fiscal year ended August 31, 2007, on June 14, 2007 stock  options to purchase 23,313 shares of our common stock at a per share exercise price of $2.57.  Such options were granted at fair market value one day preceding the grant date, vest 6/48ths on the six month anniversary of the grant date and 1/48th per month thereafter and expire ten years from grant date.

No annual stock option grants to directors were approved during the fiscal years ended August 31, 2009 and 2008.

Dr. Keltner was appointed to our board of directors immediately following the Merger on September 30, 2009 and was granted stock options to purchase 34,968 shares of our common stock at an exercise price of $3.30 per share.  These options vest 6/48ths on March 30, 2010 and 1/48th per month thereafter, and expire ten years from the grant date.  Dr. Keltner’s annual compensation for his services as a director was $40,000.  Dr. Starr, who is our employee, did not receive additional compensation for his service as a director.  On March 9, 2010, non-employee directors were granted options to purchase 15,000 shares of our common stock at an exercise price of $2.02 per share for their services for the fiscal year ended August 31, 2010.  Such options vest over a four-year period commencing on September 1, 2009 with 6/48ths vesting on March 1, 2010 and the remainder vesting ratably each month thereafter with a 10-year expiry from grant date.  The following table sets forth the total compensation paid by us to each of our non-employee directors during our fiscal year ended August 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total($)
Raymond W. Anderson (2)	40,000	13,331	53,331
Erich Sager (3)	60,000	13,331	73,331
Richard L. Franklin, M.D. Ph.D. (4)	40,000	17,584	57,584
Llew Keltner, M.D., Ph.D. (5)	30,000	24,227	54,227
_______________________

(1)
Amounts shown do not reflect compensation actually received by a director, but reflect the dollar amount compensation cost recognized by us for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for the fiscal year ended August 31, 2010, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, herein referred to as ASC Topic 718, and thus may include amounts from awards granted in and prior to the fiscal year ended August 31, 2010. The assumptions underlying the calculations pursuant to ASC Topic 718 are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010 filed with the SEC on November 22, 2010, beginning on page F-23 of our Consolidated Financial Statements.

(2)	Mr. Anderson had 154,875 options outstanding as of August 31, 2010, of which 138,456 were exercisable.
(3)	Mr. Sager had 271,437 options outstanding as of August 31, 2010, of which 255,018 were exercisable.
(4)	Dr. Franklin had 48,969 options outstanding as of August 31, 2010, of which 21,651 were exercisable.
(5)	Dr. Keltner had 49,968 options outstanding as of August 31, 2010, of which 11,452 were exercisable.

On October 12, 2010, each non-employee director was granted options to purchase 30,000 shares of our common stock at an exercise price of $2.97 per share for his services as a director for the fiscal year ending August 31, 2011.  Such options commenced vesting on September 1, 2010, and vest 6/48ths on March 1, 2011 and 1/48th per month thereafter and expire 10 years from the grant date.

During compensation deliberations in the board meeting of March 9, 2010, the members of the board reported concerns from investors, their own experience, and company data that the Company’s equity compensation programs were not competitive in our segment of the biopharmaceutical industry.  In response to this concern, in the period of October and part of November 2010, the Compensation Committee caused an analysis to be performed of the Company’s equity compensation program compared to comparative companies.  A detailed description of the study, its design, and conclusions is available in the report of the Compensation Committee in this proxy.  The primary conclusion of the study was that the Company’s Equity Compensation program was not competitive with the comparative companies and actions should be initiated to modify, over time, the Company’s position to approach a value that approximates the median value of the equity compensation programs of our peers. The first step of this program improvement was to grant additional stock options to officers, directors and staff to increase the value of their equity compensation as indicated by their stock option position.

 As an integral part of the overall Equity Compensation program, on November 22, 2010, each non-employee director was granted options to purchase  90,000 shares of our common stock at an exercise price of $3.54 per share.  Such options vest 25% upon grant and 1/36th per month thereafter and expire 10 years from the grant date.  These grants were proportional to the grants given to all officers and staff of the Company.  Future stock option grants under this program, if any, will depend on  the performance of the Company in achieving key goals, comparisons of competitive equity compensation programs, individual and group performance and other factors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Ethics is posted on the Corporate Governance section of our website at www.raptorpharma.com.

Required Vote

The affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at our annual meeting is required for the election of the five nominees to our board of directors. This means that each of the five nominees will be elected if they receive more affirmative votes than any other person.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the firm of Burr Pilger Mayer, Inc., an independent registered public accounting firm, to serve as our independent registered public accounting firm for our fiscal year ending August 31, 2011 and our board of directors recommends the stockholders vote for ratification of that appointment.

Burr Pilger Mayer, Inc. served as our independent registered public accounting firm, during our fiscal year ended August 31, 2010 and served as RPC’s independent auditor since June 14, 2006.  In connection with the consummation of the Merger, on September 29, 2009, the Company’s board of directors engaged Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2010.  A representative of Burr Pilger Mayer, Inc. is expected to be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so, and be available to respond to appropriate questions.

Ernst & Young LLP served as the independent registered public accounting firm of the Company for its fiscal year ended December 31, 2008.  In connection with the consummation of the Merger, on September 29, 2009, the Company’s board of directors approved the dismissal of Ernst & Young LLP (herein referred to as E&Y) as the Company’s independent registered public accounting firm.  In addition, in connection with the Merger, the Company’s fiscal year end changed from December 31 to August 31 to coincide with the fiscal year end of RPC.

   The audit report of E&Y with respect to the Company’s fiscal year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report included an uncertainty paragraph raising substantial doubt about the Company’s ability to continue as a going concern. The audit report of E&Y with respect to the Company’s fiscal year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that as disclosed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R Share-Based Payment.  During the Company’s two fiscal years ended December 31, 2008 and 2007, and during the subsequent interim period through September 29, 2009, there was no disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such fiscal years, and, for the same periods, the Company did not require external audit of their internal controls over financial reporting and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.  The Company has furnished to E&Y the foregoing disclosure regarding the change in the Company’s registered independent public accounting firm.

   Our Audit Committee appoints our independent registered public accounting firm annually and our board of directors subsequently requests ratification of such appointment by the stockholders at our annual meeting. Our Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that we will need and the estimated fees for the following fiscal year. Our Audit Committee also reviews and approves any non-audit services provided by our independent registered public accounting firm to ensure that any such services will not impair the independence of the independent registered public accounting firm. To the extent that our management believes that a new service or the expansion of a current service provided by our independent registered public accounting firm is necessary, such new or expanded service is presented to our Audit Committee or one of its members for review and approval.

Before making its selection, our Audit Committee carefully considered Burr Pilger Mayer, Inc.’s qualifications as our independent registered public accounting firm, which included a review of Burr Pilger Mayer, Inc.’s performance in prior years as RPC’s independent auditor, as well as its reputation for integrity and competence in the fields of accounting and auditing. Our Audit Committee expressed its satisfaction with Burr Pilger Mayer, Inc. in these respects.

   Stockholder ratification of our Audit Committee’s preliminary selection of Burr Pilger Mayer, Inc. as our independent registered public accounting firm is not required by law, our bylaws or other legal requirement. However, our board of directors is submitting our Audit Committee’s selection of Burr Pilger Mayer, Inc. to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our and our stockholders’ best interests.

The following table presents the aggregate fees billed for professional services rendered by Burr, Pilger & Mayer LLP to RPC and the Company, in the aggregate, during its fiscal years ended August 31, 2010 and 2009. Other than as set forth below, no professional services were rendered nor were any fees billed by Burr Pilger Mayer, Inc. to RPC or the Company during its fiscal years ended August 31, 2010 and 2009.

Description of Services Provided by Burr Pilger Mayer, Inc.	Year Ended August 31, 2010	Year Ended August 31, 2009
Audit Fees	$161,232	$115,440
Audit Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included above.	133,036	66,271
Tax Compliance Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings.	39,151	16,130
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	-	-
All Other Fees	-	-

As provided in the Audit Committee charter, the Audit Committee pre-approves all of the services provided by our independent registered public accounting firm. 100% of the above services and estimates of the expected fees were reviewed and approved by the Audit Committee before the respective services were rendered.

The Audit Committee has considered the nature and amount of the fees billed by Burr Pilger Mayer, Inc. and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Burr Pilger Mayer, Inc’s independence.

Required Vote

Ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2011 requires the affirmative vote of a majority of the shares voted at the annual meeting at which a quorum is present.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BURR PILGER MAYER, INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2011.

PROPOSAL NO. 3: APPROVAL OF THE PLAN AMENDMENTS TO THE RAPTOR PHARMACEUTICAL CORP.
2010 STOCK INCENTIVE PLAN

           In February 2010, our board of directors approved, and in March 2010 our stockholders approved, the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, or the Plan.  A copy of such Plan, as previously approved, is set forth in Appendix A to the Company’s proxy statement on Schedule 14A filed with the SEC on February 5, 2010.  The Plan was adopted to recognize the contributions made by our employees, independent contractors, consultants, and directors, to provide those individuals with additional incentive to devote themselves to our future success and to improve our ability to attract, retain and motivate individuals upon whom our growth and financial success depends.

On January 18, 2011, our board of directors adopted, subject to stockholder approval at this annual meeting, amendments to the Plan, or 2011 Plan Amendments, to ensure that the Company continues to operate successfully in a competitive marketplace in which its success depends on its ability to attract and retain employees, independent contractors, consultants, directors and other service providers of the highest caliber.  The 2011 Plan Amendments would allow the Company and its affiliates’ employees, independent contractors, consultants and directors to recognize the benefits from awards granted to them under the Plan in the event of a Change in Control (as defined in the Plan) and would increase the share reserve available for issuance under the Plan.  The 2011 Plan Amendments are set forth in Appendix A.

Proposal – 2011 Plan Amendments

   Through the 2011 Plan Amendments, the Company is proposing to (i) amend Section 3(a) of the Plan to increase the share reserve available for issuance under the Plan by five percent (5%) of the outstanding shares of the Company’s common stock on each of the following dates: (1) the date the 2011 Plan Amendments are approved by the Company’s stockholders, (2) August 31, 2011 and (3) August 31, 2012; provided, however, that the maximum increase in shares for the total of the three increases described above shall be 6,000,000 shares in the aggregate, and (ii) amend Section 9(c) of the Plan to provide for accelerated vesting of fifty percent (50%) of the unvested portion of awards on the occurrence of a Change in Control (as defined in the Plan).  For a complete statement of the terms and provisions of the 2011 Plan Amendments, reference should be made to Appendix A.

Summary of the Plan as Modified by the Proposed 2011 Plan Amendments

The summary below describes the Plan as modified by the 2011 Plan Amendments.  This summary is not intended to be complete and reference should be made to Appendix A to the Company’s proxy statement on Schedule 14A filed with the SEC on February 5, 2010 and Appendix A of this proxy statement for a complete statement of the terms and provisions of the Plan, as modified by the 2011 Plan Amendments.  Capitalized terms used in these summaries and not otherwise defined will have the meanings ascribed to such terms in the Plan.

Purpose.  The purpose of the Plan is (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s stockholders.

Shares Subject to the Plan.  The Plan currently provides that no more than 3,000,000 shares of common stock may be issued pursuant to Awards under the Plan, which includes 400,000 shares that were, but are no longer, available for issuance under former plans.  The 2011 Plan Amendments would increase this number, so that shares subject to the Plan would increase by five percent (5%) of the outstanding shares of the Company’s common stock on each of the following dates: (1) the date the 2011 Plan Amendments are approved by the Company’s stockholders, (2) August 31, 2011 and (3) August 31, 2012; provided, however, that the maximum increase in shares would be 6,000,000 shares in the aggregate.  The currently available shares are and the newly proposed shares shall be authorized but unissued shares, or shares that the Company has reacquired or otherwise holds in treasury or in a trust.  The number of shares available for Awards and the terms of outstanding Awards are subject to adjustment as provided in the Plan for share splits, share dividends, recapitalizations and other similar events.  Shares of common stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law.

Administration.  Either the board of directors or a committee appointed thereby will administer the Plan.  The board of directors or any committee exercising discretion under the Plan from time to time is referred to as the “Committee.”  If the Committee is other than the board, the board of directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee.  With respect to decisions involving persons who are reporting persons pursuant to Rule 16b-3 of the Exchange Act, the Committee is to consist of two or more directors who are disinterested within the meaning of Rule 16b-3. With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.  To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers)

to make Awards to Eligible Persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers whom the Company has specifically authorized to make Awards).

Subject to the terms of the Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of common stock or units to be covered by each Award, and the terms and conditions of Awards.  The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Plan and its administration, to interpret and construe the Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Plan.  Within the limits of the Plan, the Committee may accelerate the vesting of any Award and may modify, replace, cancel or renew them, subject to stockholder approval to the extent required by Plan terms.

The Plan provides that the Company and its affiliates will, to the extent permitted by law, indemnify members of the board or the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Plan.  The Plan releases these individuals from liability for good faith actions associated with the Plan’s administration.

Eligibility.  The Committee may grant options that are intended to qualify as incentive share options, or ISOs, only to Employees, and may grant all other Awards to Eligible Persons.  The Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.  The Plan provides that no Participant may receive Options that relate to more than 500,000 shares per year.  As of February 4, 2011, substantially all of the 12 Employees (including officers) of the Company and its affiliates and all of the Company’s non-employee directors would have been eligible to participate in the Plan.

Options.  Options granted under the Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price.  The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, or Non-ISOs.  The Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Exercise Price for Options.  The exercise price of ISOs and Non-ISOs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the Award (110% of fair market value for ISOs granted to Employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock).  As of February 4, 2011, the closing price per share of the Company’s common stock on the Nasdaq Capital Market was $3.77 per share.

Exercise of Options.  To the extent exercisable in accordance with the agreement granting them, an option may be exercised in whole or in part, and from time to time during its term, subject to the times, circumstances, and conditions for exercise contained in the applicable agreement.  With respect to options, the Committee has the discretion to accept payment of the exercise price in the form or combination of cash or check in U.S. dollars.  The Committee also has the discretion to accept any other method of payment the Committee decides is acceptable. The term over which Participants may exercise options may not exceed ten years from the date of grant (five years in the case of ISOs granted to Employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock).

Subject to the terms of the agreement evidencing an option grant, to the extent vested, the option may be exercised during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, during the 90-day period after the optionee’s termination of service for reasons other than Cause, Retirement, Disability or Death (but in no case later than the termination date of the option). The agreements evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder.  Options may not be exercised after a termination for “Cause,” as defined in the Plan.

Restricted Shares and Restricted Units.  Under the Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met and may grant restricted share units which represent the right to receive shares of common stock after certain vesting requirements are met.  For restricted Awards, the Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interest in such Awards becomes vested.

Cash dividends generally will be paid to restricted stockholders once their shares vest. Other adjustments normally will not be made to Awards on account of cash dividends.

Recoupment of Awards.  Unless otherwise provided in an agreement granting an Award, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that a Participant reimburse the Company for all or any portion of any Awards granted under the Plan or may require the termination or rescission of, or the recapture associated with any Award, if and to the extent (i) the granting, vesting or payment of the Award was predicated on the achievement of certain financial results that were subsequently the subject of a material financial restatement, (ii) the Participant either benefited from a calculation that later proves to be materially inaccurate or the Participant engaged in fraud or misconduct that caused the need for a material financial restatement by the Company, and (iii) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (ii) above.

Income Tax Withholding.  As a condition for the issuance of shares pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability.  Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of Non-ISOs or Restricted Shares to charitable institutions, certain family members or related trusts or otherwise.

Certain Corporate Transactions.  The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, combination, recapitalization or reclassification of the shares, merger, consolidation, change in the form of organization, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.  In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.  In any case, such substitution of securities will not require the consent of any person who is granted Awards pursuant to the Plan.  Except as expressly provided in the Plan, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of shares subject to any Award.

In the event of a Change in Control (as defined in the Plan), the Plan currently provides that the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares issued pursuant to an Award shall lapse as to the shares subject to such repurchase; (iii) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (iv) terminate all or some Awards upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change in Control.  To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.  The Committee may also make such other modifications, adjustments or amendments to outstanding Awards or to the Plan as the Committee deems necessary or appropriate, subject to the terms of the Plan.

   The 2011 Plan Amendments would modify the Change in Control section by providing that, in the event of a Change in Control, each Award that was outstanding and unvested immediately prior to such Change in Control would immediately vest (and to the extent applicable, become exercisable) as to 50% of the shares that otherwise would have been unvested, or the Automatic Vesting.  The terms of an agreement evidencing an Award or an unexpired employment agreement may provide for more favorable accelerated vesting terms than the Automatic Vesting.  In addition to the Automatic Vesting, the Committee would retain the discretion described above.

    The Plan currently defines a “Change in Control” as any of the following (i) any person or entity becomes a beneficial owner, directly to indirectly, of securities representing 50% or more of the combined voting power of the Company’s outstanding securities, (ii) the Company consummates a merger or consolidation of the Company unless (x) the voting securities of the Company outstanding immediately before such transaction would continue to represent at least 50% of the combined voting power of the voting securities of the Company or the surviving entity in such transaction, and (y) the event under clause (i) above has not occurred, (iii) the sale of all or substantially all of the Company’s assets, or (iv) the stockholders of the Company approve a plan for liquidation or dissolution of the Company, not including for any of these purposes any transaction whereby the record holders of the Company’s common stock immediately prior to such transaction continue to have substantially the same proportionate ownership in the entity which owns all or substantially all of the assets of the Company immediately following such transaction.

Finally, if the Company dissolves or liquidates other than as a part of a Change in Control, all Awards will terminate immediately prior to such dissolution or liquidation.

            Term of the 2010 Plan; Amendments or Termination.  The term of the Plan is 10 years from February 2, 2010, the date it was approved by our board of directors.  The board of directors may from time to time, amend, alter, suspend, discontinue or terminate the Plan; provided that no amendment, suspension or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless (i) it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization, (ii) it is otherwise mutually agreed between the Participant and the Committee, or (iii) the Committee determines in good faith, before a Change in Control, that the modification is not materially adverse to the Participant.  However, no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to a Change in Capitalization or a Change in Control) unless such change is authorized by the stockholders of the Company.  Furthermore, neither the Company nor the Committee shall, without stockholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures or provide for the cancellation of an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement Award of a different type.

New Plan Benefits.  The Committee will grant Awards under the Plan at its discretion.  Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Plan in the future, other than to note that the Committee has not granted Awards that are contingent upon the approval of the 2011 Plan Amendments as of February 4, 2011.

Approval of the 2011 Plan Amendments

    If the 2011 Plan Amendments are approved by the stockholders at this annual meeting, Sections 3(a) and 9(c) of the Plan will be amended to read in their entirety as set forth on Appendix A and the Plan will be amended to include a definition for the “2011 Share Pool Adoption Date” as provided for on Appendix A.  In addition, if approved, our board of directors intends to cause the additional shares of common stock that will become available for issuance to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense.  The increase in the share reserve will result in further dilution of the Company’s shares.  If the 2011 Plan Amendments are not approved by the stockholders at this annual meeting, the Plan will remain in effect; however, only 816,548 shares remained available for grant as of February 4, 2011.

Required Vote

Approval of the 2011 Plan Amendments requires the affirmative vote of a majority of the shares voted at the annual meeting at which a quorum is present.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2011 PLAN AMENDMENTS TO THE RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN.

MANAGEMENT

Executive Officers

The following table sets forth the name, age, and position held by each of our executive officers as of February 11, 2011. Our executive officers are elected by our board of directors on an annual basis and serve at the discretion of our board of directors or until their successors have been duly elected and qualified.

Name	Age	Position(s) Held with the Company
Christopher M. Starr, Ph.D.	58	Chief Executive Officer and Director
Todd C. Zankel, Ph.D.	47	Chief Scientific Officer
Thomas (“Ted”) E. Daley	48	President, Raptor Therapeutics Inc.
Patrice P. Rioux, M.D., Ph.D.	59	Chief Medical Officer, Raptor Therapeutics Inc.
Kim R. Tsuchimoto Marc P. (Patrick) Reichenberger	47 46	Chief Financial Officer, Treasurer and Secretary Vice President, Commercial Operations

The following describes the background of our executive officers except for Dr. Starr, whose background is described above under the heading “Directors.”

Todd C. Zankel Ph.D. As of September 29, 2009, Dr. Zankel was appointed our Chief Scientific Officer.  Prior to that, Dr. Zankel was a co-founder and has been Chief Scientific Officer of our wholly-owned subsidiaries, Raptor Pharmaceutical Inc. and Raptor Pharmaceuticals Corp., since their inception in 2006. From 1997 to 2005, Dr. Zankel served as a Senior Director of Research at BioMarin. Prior to 1997, Dr. Zankel was a fellow for the National Institutes of Health at the Plant Gene Expression Center in Berkeley, California and at the Swiss Institute of Technology in Zurich, Switzerland. Dr. Zankel has been the author of a number of peer-reviewed articles in a variety of scientific areas. Dr. Zankel earned a B.A. from Reed College in Portland, Oregon and a Ph.D. from Columbia University.

Thomas (“Ted”) E. Daley. As of September 29, 2009, Mr. Daley joined us as President and a board member of Raptor Therapeutics Inc., a wholly-owned indirect subsidiary acquired in the Merger.  Mr. Daley joined Raptor Therapeutics Inc. following the acquisition by it of Convivia, Inc., which Mr. Daley founded. Mr. Daley was co-founder, VP business development and chief operating officer of Instill Corporation, a leading electronic commerce services provider to the US foodservice industry. Between 1993 and 2001, Mr. Daley helped raise over $50 million in venture capital and build Instill to a 150+ person operation with a nationwide customer base. After leaving Instill, from 2001 and 2007, Mr. Daley served in executive and consulting roles to a number of technology startup companies including MetricStream, Inc., PartsRiver and Certicom Security. Prior to that time, Mr. Daley worked in operations management for Anheuser-Busch, Inc., and consulted to Gordon Biersch Brewing Company and Lion Breweries (New Zealand). Mr. Daley received a BS in Fermentation Science from University of California at Davis, and an MBA from Stanford University.

Patrice P. Rioux, M.D., Ph.D. As of September 29, 2009, Dr. Rioux joined us as Chief Medical Officer of Raptor Therapeutics Inc., a wholly-owned indirect clinical subsidiary acquired in the Merger. Prior to joining Raptor Therapeutics Inc. in April 2009, from November 2008 until March 2009, Dr. Rioux served as Chief Medical Officer of FerroKin Biosciences, an early-stage developer of iron chelator for treatment of anemias. From May 2005 to October 2008, he was Chief Medical Officer and Vice President Clinical/Regulatory for Edison Pharmaceuticals, which focused on developing drugs to treat inherited and acquired energy impairment diseases. From January 2004 through March 2006, Dr. Rioux was an independent clinical operations consultant. Dr. Rioux’ three-decade career includes positions at Repligen Corp., Arrow International, Variagenics, Inc., Biogen and GRP (Groupement de Recherche en Pharmacologie). From 1975 to 1995, Dr. Rioux was a researcher in Clinical Research and Epidemiology at INSERM (Institut National de la Sante et de la Recherche Medicale), a French organization that supports national research in the medical field. Educated in France, Dr. Rioux has an M.D., a Ph.D. in Mathematical Statistics, and a Masters degree in Pharmacology.

Kim R. Tsuchimoto. As of September 29, 2009, Ms. Tsuchimoto was appointed our Chief Financial Officer, Treasurer and Secretary.  Prior to that, Ms. Tsuchimoto has served as the Chief Financial Officer, Treasurer and Secretary of our wholly-owned subsidiaries, Raptor Pharmaceutical Inc. and Raptor Pharmaceuticals Corp., since their respective inception in 2006. Prior to this, Ms. Tsuchimoto served as Interim Controller at International Microcomputer Software, Inc., a software and Internet content company, from October 2005 to March 2006. From June 2005 to August 2005, Ms. Tsuchimoto served as Assistant Vice President, Controller at SpatiaLight Inc., a high technology company.  From February 1997 to June 2005, Ms. Tsuchimoto served at BioMarin and its predecessor company, Glyko, Inc., most recently as Vice President, Treasurer for two years, Vice President, Controller for two years and prior to that, as Controller. Prior to her employment at BioMarin, Ms. Tsuchimoto served as Controller of a marketing consulting firm and an international capital firm and worked as a staff accountant in a local public accounting firm. Ms. Tsuchimoto is an inactive licensed California Certified Public Accountant and holds a B.S. in Business Administration with an emphasis in Accounting from San Francisco State University.

Patrick Reichenberger.  As of January 4, 2011, Mr. Reichenberger was appointed our Vice President, Commercial Operations.  Mr. Reichenberger has over 20 years of experience in biotech/pharma sales and marketing including orphan product development and commercialization. Prior to joining Raptor, from September 2004 to May 2010, Mr. Reichenberger served as Senior Director at XOMA LLC.  In this role Mr. Reichenberger led XOMA’s commercial development department with particular emphasis on XOMA 052, an anti IL 1 antibody for diabetes, cardiovascular disease and Behcet’s Uveits, an orphan disease.  Prior to XOMA, Mr. Reichenberger was an independent consultant to biopharma companies including XOMA.  From October 2000 to July 2003, Mr. Reichenberger managed marketing, sales, reimbursement and distribution at Questcor Pharmaceuticals supporting the re-launch of H.P. Acthar® Gel for the treatment of infantile spasm, an ultra-orphan, pediatric disease. Prior to Questcor, he held positions of increasing responsibility at Genentech, Athena Neurosciences, a division of Elan, and Parke-Davis Pharmaceuticals. Mr. Reichenberger has an M.B.A. from Pepperdine University, where he graduated with Honors, and a B.S. in Biology from University of California, Los Angeles.

Relationships Among Executive Officers and Directors

There are no family relationships among any of our directors or executive officers.

Executive Compensation including Equity Compensation (Stock Option Grants)

Compensation Discussion and Analysis

Overview

The Compensation Committee of our board of directors has overall responsibility for the compensation program for our executive officers. Specifically, our Compensation Committee establishes policies and otherwise discharges the responsibilities of our board of directors with respect to the compensation of our executive officers, senior management, and our other employees. In evaluating executive officer pay, the Compensation Committee may retain the services of an independent compensation consultant or research firm and consider recommendations from the chief executive officer and persons serving in supervisory positions over a particular officer or executive officer with respect to goals and compensation of the other executive officers. The executive officers are not present or involved in deliberations concerning their compensation. Our Compensation Committee assesses the information it receives in accordance with its business judgment. All decisions with respect to executive compensation, other than compensation for our Chief Executive Officer, are first approved by our Compensation Committee and then submitted, together with the Compensation Committee’s recommendations, to our board of directors for final approval. Compensation of our Chief Executive Officer is generally approved only by our Compensation Committee.

We choose to pay the various elements of compensation discussed in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for primarily long-term strategic goals, while considering short-term performance.

Elements of compensation for our executives generally include:
• base salary (typically subject to review and potential  adjustment annually based on inflation factors, industry competitive salary levels, company ability to pay, and performance on corporate and individual goals);

• annual performance bonuses which are primarily paid in cash and are based on performance against preset written goals ;
• equity compensation (which to date has been implemented using stock option awards);
• 401(k) plan Company matching contributions;
• health, disability and life insurance; and
• employment terms and conditions including severance and change in control provisions primarily delineated in individual employment contracts or employer offer letters and/or Company policies.

We believe that the compensation of our executives (and their functional or business teams) should reflect their success in attaining key objectives and individual factors. The key objectives include: (1) establishing and executing on program milestones within planned budgetary expenditures and timelines; (2) securing adequate funds to achieve program objectives and to maintain our solvency and moderate financial risk; (3) expanding our preclinical product pipeline through creation of novel proprietary products or by utilization of technology, or acquiring or in-licensing new pre-clinical or clinical products and technology; (4) creating corporate partnerships, contracts, collaborations and in-licensing or out-licensing products and technologies to achieve strategic objectives; (5) submitting and receiving satisfactory results from  regulatory submissions and interactions with regulators; (6) establishing long-term corporate expertise and competencies in key activities; (8) developing a strong intellectual property position, which enhances the value of our product candidates and technologies and (9) increasing the market price for our stock.

Key individual factors for each executive include: (1) the value of their unique skills and capabilities to support our long-term performance; (2) performance of their management responsibilities; (3) whether an increase in responsibility or change in title is warranted; (4) leadership qualities; (5) business responsibilities; (6) current compensation arrangements, especially in comparison to the compensation of other executives in similar positions in competitive companies within our industry; (7) short- and long-term potential to enhance stockholder value; and (8) contribution as a member of the executive management team.

Our allocation between currently paid cash compensation and longer term equity compensation is intended to balance the requirement for  adequate base compensation to attract and retain highly skilled personnel, while providing equity incentives to maximize long-term value for the employee and our stockholders. We provide cash compensation in the form of base salary and annual, discretionary cash bonuses to reward performance against pre-set written goals and objectives. We provide non-cash compensation to reward performance against specific objectives and long-term strategic goals and provide a basis for improved financial security for the employee if the Company and its stockholders have financial success.

Elements of Compensation

Base Salary

At hire, base salaries are set for our executives based on the scope of each executive’s responsibilities as well as their qualifications, depth and breadth of experience, performance record in similar situations, depth and breadth of appropriate functional expertise, and  match with position requirements.  Competitive market compensation paid by other companies in our industry and peer group for individuals with similar responsibilities is a fundamental consideration.

 After the end of each fiscal year, the Compensation Committee conducts an annual review of base salaries and the overall compensation package as a basis for any adjustments, and such adjustments are typically made effective retroactively as of the first day of the new fiscal year.  The basis for salary adjustments include merit increases in the competitive marketplace, adjustments to move individuals toward the Company’s target penetration in the competitive salary range for the equivalent positions, increased responsibilities, sustained superior performance against goals and in special assignments.   Adjustments may be made during the year for promotions, for competitive reasons, for sustained superior performance, and similar reasons (generally of unusual or special circumstances).

The Compensation Committee established base salary compensation for its executive officers for the fiscal year ended August 31, 2010 taking into account: (1) our status as an early-stage development company; (2) competitive levels of compensation; and (3) our ability to pay at this stage of our funding cycle. Our Compensation Committee considered individual performance and salaries paid to executive officers of other biopharmaceutical/biotechnology companies similar in size, stage of development and other characteristics. In making its recommendations, the Compensation Committee took into account assessments and recommendations submitted by persons serving in a managerial  position over a particular executive officer.

In July 2008, RPC’s compensation committee hired an outside consultant to review its executive compensation for its then current executives and for executive positions for  which it was recruiting in order to determine competitive compensation for its executives and to offer a competitive compensation package to new employees and in an effort to compensate its executives more closely to competitive levels. The outside consultant utilized a well-established biopharmaceutical/biotechnology industry salary survey and benchmarked RPC’s executive salaries with salaries of companies of similar size. Due to the significant differences between market rates and executive base salaries for the fiscal year ended August 31, 2007, RPC’s compensation committee recommended a three-step increase (over three years) for Dr. Starr, its Chief Executive Officer, and a two-step increase (over two years) for Dr. Zankel, Ms. Tsuchimoto and Mr. Daley in order to move Company salaries toward the 50th percentile of the base salary  ranges reported in the salary survey.

The annual salary data below represents the annual salaries effective September 1, 2009 (April 14, 2010 in the case of Dr. Rioux) reflecting the above two- and three-step planned increases.

Annual Base Salary
Christopher M. Starr, Ph.D.	Chief Executive Officer, President and Director of Raptor Pharmaceutical Corp. (Reflects two of three steps)	$277,200*
Todd C. Zankel, Ph.D.	Chief Scientific Officer of Raptor Pharmaceutical Corp.	$197,100*
Kim R. Tsuchimoto	Chief Financial Officer, Secretary and Treasurer of Raptor Pharmaceutical Corp.	$240,800*
Ted Daley	President, Raptor Therapeutics Inc.	$240,800*
Patrice P. Rioux., M.D., Ph.D.	Chief Medical Officer, Raptor Therapeutics Inc.	$287,000*

_____________________
*
Based  on the  recommendation by our Compensation Committee, on October 12, 2010, our board of directors approved the following annual salaries retroactively effective on September 1, 2010: Dr. Starr $346,415 (including  the third adjustment step); Dr. Rioux $298,480; Mr. Daley $250,432; Ms. Tsuchimoto $248,024; and Dr. Zankel $201,042.  On January 4, 2011, Patrick Reichenberger was appointed Vice President, Commercial Operations with an annual salary of $230,000.

Annual Incentive Cash Bonus and Other Non-Equity Incentive Plan Compensation

In March 2010, the Compensation Committee retained Virginia Keller, an outside Human Resources consultant, to benchmark our salaries and bonuses against a well-established industry salary and compensation survey.  The Compensation Committee also reviewed the progress we had achieved to date, namely the completion of our pilot Phase 2b clinical trial in cystinosis, the publication of the Phase 2a clinical trial data in NASH, the completion of the reverse merger with TorreyPines and achieving a listing on NASDAQ, and the completion of a substantial U.S.-based financing.  Based upon their review, the Compensation Committee recommended and the board approved the following cash bonuses to the named executive officers:  Dr. Starr $26,700; Dr. Zankel $4,800; Ms. Tsuchimoto $38,000; and Mr. Daley $38,000. In July 2010, pursuant to his employment agreement and an asset purchase agreement between our clinical subsidiary and Mr. Daley regarding the purchase of the Convivia assets, Mr. Daley received  a cash bonus of $10,000 plus 11,656 shares of our restricted common stock as a result of the execution of the license agreement with Uni Pharma for the development of ConviviaTM in Taiwan.

In October 2010, the Compensation Committee recommended and the board approved the following cash bonuses for achievements during the period March 1, 2010 through our fiscal year ended August 31, 2010.  Achievements included:  the commencement of the pivotal Phase 3 clinical trial for cystinosis; the establishment   of a $15 million equity line; completion of a $15 million private placement (which funds us into December 2011); the award of Orphan Drug designation in Europe for DR Cysteamine for the treatment of cystinosis; in-license of additional intellectual property for Huntington’s Disease; and the publication of favorable WntTideTM data.  The following cash bonuses were paid in October 2010:  Dr. Starr $41,580; Dr. Zankel $14,783; Ms. Tsuchimoto $30,100; and Mr. Daley $30,100.  In November 2010, Dr. Rioux was paid a cash bonus of $25,000 for the above corporate achievements and agreed to cancel the last two potential milestone stock option bonuses in his April 2009 offer letter.  Thereafter, Dr. Rioux will participate in the standard bonus structure established for the other executive officers.

All of the executive officers are eligible for annual and discretionary cash and stock option bonuses pursuant to their employment agreements.

Equity Incentive (Stock Option) Programs

In February 2010, our board of directors approved, and in March 2010 our stockholders approved, our 2010 Equity Incentive Plan, or the 2010 Plan, to grant up to an aggregate of 3,000,000 stock options or restricted stock or restricted stock units over the ten year life of the 2010 Plan.  Our board of directors has determined not to make any new grants under any of our former plans, but rather under the new 2010 Plan.

Stock Options.  Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day prior to grant, typically vest over a four-year period with 6/48ths vesting six months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment or service, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or the Code.  In limited circumstances, the Company has granted stock options which vest 25% upon grant and 1/36th per month thereafter and expire 10 years from the grant date.

Restricted Stock and Restricted Stock Units. Our 2010 Plan authorizes us to grant restricted stock and restricted stock units.    We have not issued  and have no current plans to issue restricted stock or restricted stock units under the 2010 Plan.

2010 Equity Compensation Awards. During the fiscal year ended August 31, 2010, our named executive officers were awarded stock options in the amounts indicated in the section titled “Grants of Plan-Based Awards.” These awards were granted as a means of promoting executive retention, providing a means to long term financial security and focusing managerial energy on near-term corporate goals, which are essential to the long term growth of stockholder value as indicated by increases in the market price of our common stock.

We believe that equity grants provided our executive officers (and all members of our team) with a strong link to our long-term financial and equity market performance, created an ownership culture, and closely aligned the interests of its executive officers with the interests of its stockholders. Because of the direct relationship between the value of an option and the future market price of our common stock, we believe that granting stock options is the best method of motivating the executive officers to manage in a manner that was consistent with our stockholders’ and our interests. In addition, we believe that the continuous vesting feature of our equity grants aids executive officer (and staff) retention because this feature provides an incentive of potentially increasing value to its executive officers during the vesting period.  In determining the size of equity grants to our executive officers, our Compensation Committee considered company-level performance, the applicable executive officer’s performance, comparative competitive levels of equity compensation for similar companies, the vesting of such awards, the number of shares available under our 2010 Plan, the recommendations of management and any other consultants and external data sources which support a comparative competitive analysis.

Late in the fiscal  year ended August 31, 2010, our Compensation Committee  developed  an  equity compensation recommendation (as part of the overall compensation program)   based upon corporate achievements during the fiscal year and competitive levels of annual (”Refresher”) option grants.

With respect to newly hired executives, our practice is  to include equity compensation based stock option grants as an integral part of the compensation package for inclusion  in  the executive’s employment agreement. The compensation package is approved by an unanimous written consent executed by the board of directors approving the stock option grant. The stock option exercise price is based on the closing price the day preceding the later of board approval or the executive’s first day of employment.

The options that were granted to named executive officers are set forth in the “Grants of Plan-Based Awards” table below. All options granted to named executive officers are intended to be qualified stock options as defined under Section 422 of the Code to the extent possible.

Pursuant to Dr. Rioux’s offer letter executed in April 2009, Dr. Rioux is eligible for bonus stock options exercisable for 11,656 shares of our common stock if the following milestones are achieved during his employment: achievement of a successful pilot clinical trial of DR Cysteamine in cystinosis; first patient dosed in a pivotal clinical trial of DR Cysteamine in cystinosis; filing of a New Drug Application for DR Cysteamine in cystinosis; and marketing approval of DR Cysteamine in cystinosis. In March 2010, Dr. Rioux was granted options to purchase 11,656 of our common stock for the issuance of a final clinical study report of our pilot clinical trial of DR Cysteamine.  Such stock options vested immediately with an exercise price of $1.66 per share and expire in 10 years from grant.  In June 2010, Dr. Rioux was granted options to purchase 11,656 of our common stock for the commencement of our pivotal Phase 3 clinical trial of DR Cysteamine.  Such stock options vested immediately with an exercise price of $3.05 per share and expire in 10 years from grant.  In November 2010, Dr. Rioux agreed to accept a cash payment of $25,000 for cancelling the potential milestone stock option grants for filing for marketing approval of DR Cysteamine for cystinosis and for the potential resultant marketing approval.  This modification aligns the compensation program for Dr. Rioux with the other executives (and staff) of the Company.

In March 2010, following its usual practice, the Compensation Committee hired an outside Human Resources consultant to benchmark our base salaries, annual incentive cash bonuses and equity compensation (stock option grants) against a well-established industry salary and compensation  survey.  The Compensation Committee also considered the progress we had achieved to-date, which is outlined above in the section titled “Annual Incentive Cash Bonus and Other Non-Equity Incentive Plan Compensation.” Along with the annual incentive cash bonuses and base salary review, the Compensation Committee recommended and the board approved the following equity compensation stock option grants to officers at an exercise price of $2.02 per share, vesting commencing September 1, 2009 with a six month cliff vest and 1/48th per month thereafter with a 10 year expiry from grant date:  Dr. Starr 46,750; Dr. Zankel 19,900; Ms. Tsuchimoto 18,900; and Mr. Daley 18,900.

In October 2010, following its usual practice, the Compensation Committee hired an outside Human Resources consultant to update the benchmark of our base salaries, annual incentive cash bonuses and equity compensation (stock option grants) against a well-established industry  compensation  survey.  The Compensation Committee also considered the progress we had achieved from March 1, 2010 through August 31, 2010, which is outlined above in the section titled “Bonus and Other Non-Equity Incentive Plan Compensation.” After a full discussion, along with the base salary and annual incentive recommendations, the Compensation Committee recommended and the board approved the following equity compensation stock option grants to officers at an exercise price of $2.97 per share, with vesting commencing September 1, 2010 with a six month cliff vest and 1/48th per month thereafter with a 10 year expiry from grant date:  Dr. Starr 172,524; Dr. Zankel 43,673; Ms. Tsuchimoto 56,808; Mr. Daley 56,808; and Dr. Rioux 56,808.

During compensation deliberations in the board meeting of March 9, 2010, the board reported concerns based on input from investors, from their own professional experience, and from company data that the Company’s Equity Compensation program was not competitive in our segment of the biopharmaceutical industry.  In response to this concern, in the period of October and part of November 2010, the Compensation Committee analyzed the Company’s equity compensation program compared to comparative companies.

A brief outline of the study follows: The study was based on equity compensation comparisons between our Company and a group of 14 comparative companies independently selected by our advisor for investment banking/corporate development matters without any guidance or limitations from us.  The selected comparative companies were public companies on the NASDAQ or the NYSE/AMEX stock exchanges, had market capitalizations between $75 million and $150 million, and were in the biopharmaceutical (product development) industry in approximately the same stage of corporate development as Raptor.  Compensation data was extracted from public records for the 14 comparative companies and for Raptor.  The data was used to calculate the fully diluted number of common shares outstanding for each company and for each company’s equity compensation program.  Additional data was extracted for CEO cash compensation and for the accumulated deficit for each company.  Two companies were not included in the final equity compensation analysis due to uncertainty in the estimations required to process the fully diluted impact of convertible debt instruments in their capital structures.

The primary measurement for each company was the percent calculated by the fully diluted equity compensation common share equivalents (primarily stock options, restricted stock and restricted stock units, and stock options exercised) divided by the total fully diluted common shares outstanding (primarily common stock outstanding, stock options outstanding and warrants outstanding).

In percent of equity compensation divided by fully diluted common stock equivalents outstanding, Raptor ranked 13 of the 13 comparative companies in the study, Raptor’s percentage was 4.7%, the median percent was 12.4%. In total cash compensation for the CEO position, Raptor ranked 14 of 14 comparative companies (including Raptor) in the study.  In terms of the current market capitalization divided by the accumulated deficit, Raptor ranked first in this approximate measurement of the efficiency of the company in creating stockholder value.  (Another company was a very close second in this ranking and given fluctuations in market capitalization due to stock price fluctuations, it was deemed that the two companies were essentially equal, but substantially better than the other comparative companies.)

             In light of this analysis, the Compensation Committee recommended that progressive actions should be initiated to modify over time the Company’s position to approach a value that approximates the median value of the equity compensation programs of our peers. The first step of this program improvement was to grant additional stock options (in a proportional manner based on the recently reviewed October 12, 2010 awards) to officers, directors and staff to increase the potential future value of their equity compensation.

        On November 22, 2010, after a discussion of the equity compensation situation and alternatives, the board approved the recommendation of the Compensation Committee.  With respect to officers and directors, the board  awarded the following stock options at an exercise price of $3.54 per share, 25% of the shares subject to each option grant vested immediately upon issuance, and the remaining 75% of the shares subject to each option grant vest pro rata on a monthly basis over 36 months commencing on December 22, 2010 with a 10 year expiry from grant date: Dr. Starr 345,054 shares; Dr. Zankel 87,345 shares; Ms. Tsuchimoto, Mr. Daley and Dr. Rioux 113,616 shares each. Also, the members of the board, other than Dr. Starr, were each granted options to purchase 90,000 shares with the same terms as executive officers, as outlined above.  Dr. Starr did not participate in the discussion of or approvals of his option grant.

The effect of the November 22, 2010 stock option grants was to improve Raptor’s equity compensation program by increasing the percentage of equity compensation to the fully diluted common share equivalents outstanding to 7.4% which was considered to be well below the company target of approaching the median percentage of 12.4%.  The Compensation Committee plans to review the competitive equity compensation position of the Company again in 2011.  Actions, if any, will be based on the performance of the Company and individuals, available stock options for equity compensation, an updated competitive analysis and other factors.

Perquisites

Broad-based benefit plans are an integral component of competitive executive compensation packages. Benefits include a 401(k) savings plan, healthcare benefits such as medical, dental, and vision plans, and disability and life insurance benefits. We have no structured perquisite benefits, and do not provide any deferred compensation programs or supplemental pensions to any executives. In its discretion, the Compensation Committee may revise, amend or add to the executive’s benefits if it deems it advisable.

During the fiscal year ended August 31, 2010, our executives did not receive any perquisites and were not entitled to benefits that are not otherwise available to all of its employees. In this regard, it should be noted that we did not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

Defined Contribution Plan

We maintain a qualified retirement plan pursuant to Code Sections 401(a) and 401(k) covering substantially all employees, subject to certain minimum age and service requirements, herein referred to as our 401(k) Plan. Our 401(k) Plan allows employees to make voluntary pre-tax contributions. The assets of the 401(k) plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant.

Employees who participate in our 401(k) Plan may contribute to their 401(k) account up to the maximum amount that varies annually in accordance with the Code. We also make available to 401(k) plan participants the ability to direct the investment of their 401(k) accounts in a well-balanced spectrum of various investment funds.

At our discretion, we provide for a 401(k) company matching in the amount of 100% of the first 3% of salary that an employee defers and 50% of the next 2% of salary that an employee defers, in compliance with the Internal Revenue Service’s Safe Harbor rules. As of March 28, 2009, in order to preserve cash, we discontinued company 401(k) matching for all of our employees.  In October 2010, we reinstated our 401(k) company matching program for all employees.

    Named Executive Officer Compensation

    Summary Compensation Table

Name and Principal Position	Fiscal Year (ended August 31)	Salary ($)(1)	Bonus ($)*	Stock Awards (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation ($)	NQDC Earnings ($)	All Other Compensation ($)(3)	Total ($)
Christopher M. Starr, Ph.D.	2010	277,200	68,280	—	8,827	—	—	1,266	355,573
Chief Executive Officer	2009	213,610	—	—	27,883	—	—	6,399	247,892
and Director

Ted Daley,	2010	240,800	78,100	35,551	25,992	—	—	1,234	381,677
President, Raptor Therapeutics Inc.	2009	208,401	40,000	27,000	22,077	—	—	7,806	305,284

Patrice P. Rioux, M.D., PhD. Chief Medical Officer, Raptor Therapeutics Inc	2010 2009	283,208 94,759	25,000 —	— —	47,074 1,696	—	—	1,678 419	356,960 96,874

     *  Cash bonuses for 2010 include accruals of bonuses paid in October 2010 based upon milestones achieved by us for the period March 1, 2010 through August 31, 2010 as follows:  Dr. Starr, $41,580; Mr. Daley $30,100; and Dr. Rioux $25,000.

(1)
Dr. Starr’s full time employment commenced on May 1, 2006 at an annual base salary of $150,000. Dr. Starr’s salary increased to $213,610 in July 2008 and to $277,200 effective on September 1, 2009.  Mr. Daley’s full-time employment commenced on September 10, 2007 at an annual base salary of $150,000, which increased to $208,401 in July 2008 and to $240,800 effective September 1, 2009. Dr. Rioux’s full time employment commenced on April 15, 2009 at an annual base salary of $280,000, which increased to $287,000 effective April 15, 2010.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal years ended August 31, 2010 and 2009 for the fair value of the stock options granted to each of named executive officers since inception, in accordance with ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the fiscal years ended August 31, 2010 and 2009, please refer to the notes in our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 22, 2010. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)
All Other Compensation includes 401(k) matching funded by us through March 28, 2009, at which time such matching was suspended until October 2010, and life insurance premiums paid by us where the executive is the beneficiary and where the life insurance benefits exceed $50,000.

Employment Agreements

Drs. Starr and Zankel and Ms. Tsuchimoto entered into employment agreements with our wholly-owned subsidiaries, Raptor Pharmaceutical Inc. and RPC, in May 2006.  The employment agreements described below remained operative following the consummation of the Merger and are currently still in effect.

Each employment agreement had an initial term of three years commencing on May 1, 2006 in the case of Dr. Starr and Ms. Tsuchimoto and May 15, 2006 in the case of Dr. Zankel, and automatically renews for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under their agreements, each officer is entitled to an annual salary ($150,000 each for Drs. Starr and Zankel and $160,000 for Ms. Tsuchimoto), the amount of which may be increased from time to time at the discretion of our board of directors, and stock options to purchase 58,281 shares of our common stock, which vested over three years with a six month cliff vest. Dr. Starr’s, Dr. Zankel’s and Ms. Tsuchimoto’s annual salaries are subject to annual review and potential increase by our board of directors. In addition, they are each eligible to receive annual bonuses in cash or stock options as awarded by our board of directors, at its discretion.  Information regarding Dr. Starr’s annual salary and bonus received during the fiscal year ended August 31, 2010 are described above under the heading “Named Executive Officer Compensation.”

On September 7, 2007, our wholly-owned subsidiary, Raptor Therapeutics Inc., entered into an employment agreement with Mr. Daley for a term of 18 months which automatically renews for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under Mr. Daley’s agreement, Mr. Daley is entitled to an annual salary of $150,000 and he was granted stock options to purchase 34,969 shares of our common stock at an exercise price of $2.23 per share, which vest over four years with a six month cliff vest. In August 2008, RPC’s compensation committee recommended, and its board of directors approved, a stock option grant to Mr. Daley for the purchase of 23,313 shares of our common stock at an exercise price of $1.88 per share, which vests 6/48ths upon the six-month anniversary of the grant date and 1/48th per month thereafter and expires ten years from the grant date. Mr. Daley’s 2008 stock options were granted in order to increase his initial employment stock option grant to be equal to the stock option grants of our other executive officers. Mr. Daley’s annual salary is subject to annual review and potential increase by our board of directors. In addition, Mr. Daley is eligible to receive certain bonuses in cash and stock options based on triggering events related to the successful development of our Convivia™ product development program. Information regarding Mr. Daley’s annual salary and bonuses received during the fiscal year ended August 31, 2010 are described above under the heading “Named Executive Officer Compensation.”

Each of Drs. Starr’s and Zankel’s, Ms. Tsuchimoto’s and Mr. Daley’s respective employment agreements were amended effective as of January 1, 2009 for purposes of bringing such employment agreements into compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and interpretive guidance issued thereunder.

In April 2009, RPC executed an employment offer to Dr. Rioux with an annual base salary of $280,000. Dr. Rioux’s annual salary is subject to annual review and potential increase by our board of directors. In addition, Dr. Rioux was eligible to receive certain bonuses in stock options based on triggering events related to the successful development of DR Cysteamine. In November 2010, Dr. Rioux agreed to accept a cash payment of $25,000 for cancelling the potential milestone stock option grants for filing for marketing approval of DR Cysteamine for cystinosis and for the potential resultant marketing approval.  Information regarding Dr. Rioux’s annual salary and bonuses received during the year ended August 31, 2010 are described above under the heading “Named Executive Officer Compensation.”

In December 2010, Raptor executed an employment offer to Mr. Reichenberger with an annual base salary of $230,000 and he was granted stock options to purchase 120,000 shares of our common stock at an exercise price of $3.52 per share which vest 6/48ths upon the six-month anniversary of the grant date and 1/48th per month thereafter.  Mr. Reichenberger’s annual salary is subject to annual review and potential increase by our board of directors.  In addition, he is eligible to receive annual bonuses in cash or stock options as awarded by our board of directors, at its discretion.

Except for Dr. Rioux, Mr. Reichenberger and Mr. Daley, if any officer’s employment is constructively terminated or terminated by us without cause, including in the event of a change of control, then such officer will be entitled to continue to receive his or her base salary, bonuses and certain other benefits for a period of 12 months from the date of termination. If Dr. Rioux’s, Mr. Reichenberger’s  or Mr. Daley’s employment is constructively terminated or terminated by us without cause, including in the event of a change of control, then he will be entitled to continue to receive his base salary and certain other benefits for a period of six months from the date of termination.

Except for Dr. Rioux and Mr. Reichenberger, under the applicable employment arrangement, if any officer’s employment is terminated for cause, by death or due to a voluntary termination, we shall pay to such officer, or in the case of termination due to death, his or her estate, the compensation and benefits otherwise payable to such officer through the date of termination.

Except for Dr. Rioux and Mr. Reichenberger, under the applicable employment arrangement, if any officer’s employment is terminated due to disability, we shall pay to such officer the compensation and benefits payable through the date of termination and shall continue to pay such officer salary and a prorated bonus for three months following such termination, at the end of which time such officer may be entitled to receive short-term and eventually long-term disability benefits, subject to the terms of and pursuant to our then current disability insurance plans.

Stock Option Grants and Exercises During the Fiscal Year Ended August 31, 2010

Grants of Plan-Based Awards Table

The following table sets forth information concerning stock option grants made during the fiscal year ended August 31, 2010 to our executive officers named in the “Summary Compensation Table” above. The fair value information in the far right column is for illustration purposes only and is not intended to predict the future price of our common stock. The actual future value of such stock options will depend on the market value of our common stock.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date	Thres-hold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Or Units (#)	Options (#) (1)	($/Sh)	Awards ($) (2)
Christopher M. Starr, Ph.D.	3/9/10	—	—	—	—	—	—	—	46,750	2.02	8,827
Ted Daley	3/9/10	—	—	—	—	—	—	—	18,900	2.02	3,569
Patrice P. Rioux, M.D., Ph.D.	3/30/10 6/28/10	— —	— —	— —	— —	— —	— —	— —	11,656 11,656	1.66 3.05	13,969 25,636

(1)	These stock options vest 6/48ths on the six-month anniversary of the grant date and 1/48th per month thereafter. The options expire 10 years from grant date.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to our fiscal year ended August 31, 2010 for the fair value of the stock options granted to each of the named executive officers in the fiscal year ended August 31, 2010 in accordance with ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at August 31, 2010

The following table sets forth certain information with respect to outstanding stock option awards of our named executive officers for the fiscal year ended August 31, 2010.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Christopher M. Starr, Ph.D.	58,281 (1) 10,719(3)	— 36,031	— —	2.83 2.02	5/26/2016 3/9/2020
Ted Daley	25,497 (2)	9,472	—	2.23	9/10/2017
	11,656 (2) 4,333 (3)	11,657 14,567	— —	1.88 2.02	8/12/2018 3/9/2020
Patrice P. Rioux, M.D., Ph.D.	11,656 (2) 11,656 (4) 11,656 (4)	23,313 — —	— — —	0.85 1.66 3.05	4/16/2019 3/30/2020 6/28/2020

____________________
(1)	Stock options vest 6/36ths on the six month anniversary of grant date and 1/36th per month thereafter.
(2)	Stock options vest 6/48ths on the six month anniversary of grant date and 1/48th per month thereafter.
(3)	Stock options vest 6/48ths on grant date and1/48th per month thereafter.
(4)	Stock options vest 100% upon grant date.

Option Exercises

There were no option exercises by our executive officers during the fiscal year ended August 31, 2010.

Executive Payments Upon Termination

Change in control arrangements are designed to retain executives and provide continuity of management in the event of a change in control.  These current agreements are described in more detail elsewhere in this proxy statement, including the section titled “Employment Agreements.”  If the stockholders approve the proposed 2011 Plan Amendments, then additional change in control arrangements would be in place as described under the heading “Summary of the Plan as Modified by the Proposed 2011 Plan Amendments.”

The following table quantifies the amounts that we would owe each of our executive officers upon each of the termination triggers discussed above under “Employment Agreements,” assuming a termination date of August 31, 2010:

Christopher M. Starr, Ph.D.

Chief Executive Officer and Director

Executive Benefits and Payments Upon Termination	Disability		Death			Termination Without Cause or Constructive Termination		CIC Whether or Not Services are Terminated (1)

Base Salary	$69,300	(3)	$	―		$277,200	(2)	$277,200	(2)
Short-Term Incentive	―	(4)		―	(4)	―	(5)	―	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock Options	―			―		―		55,564	(6)
Total	$69,300		$	―		$277,200		$332,764
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718.  The amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Todd C. Zankel, Ph.D.
   Chief Scientific Officer
Executive Benefits and Payments Upon Termination	Disability		Death			Termination Without Cause or Constructive Termination		CIC Whether or Not Services are Terminated (1)

Base Salary	$49,275	(3)	$	―		$197,100	(2)	$197,100	(2)
Short-Term Incentive	―	(4)		―	(4)	―	(5)	―	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock Options	―			―		―		23,644	(6)
Total	$49,275		$	―		$197,100		$220,744

(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718.  The amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Kim R. Tsuchimoto

   Chief Financial Officer, Secretary and Treasurer
Executive Benefits and Payments Upon Termination	Disability		Death			Termination Without Cause or Constructive Termination		CIC Whether or Not Services are Terminated (1)

Base Salary	$60,200	(3)	$	―		$240,800	(2)	$240,800	(2)
Short-Term Incentive	―	(4)		―	(4)	―	(5)	―	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock Options	―			―		―		29,060	(6)
Total	$60,200		$	―		$240,800		$269,860
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718.  The amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Ted Daley

   President, Raptor Therapeutics Inc.
Executive Benefits and Payments Upon Termination	Disability		Death			Termination Without Cause or Constructive Termination		CIC Whether or Not Services are Terminated (1)

Base Salary	$60,200	(3)	$	―		$120,400	(2)	$120,400	(2)
Short-Term Incentive	―	(4)		―	(4)	―	(5)	―	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock Options	―			―		―		53,176	(6)
Total	$60,200		$	―		$120,400		$173,576
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	6 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718.  The amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Patrice P. Rioux, M.D., Ph.D.
   Chief Medical Officer, Raptor Therapeutics Inc.
Executive Benefits and Payments Upon Termination	Disability		Death		Termination Without Cause or Constructive Termination		CIC Whether or Not Services are Terminated (1)

Base Salary	$	―	$	―	$143,500	(2)	$143,500	(2)
Short-Term Incentive		―		―	―		―
Value of Unvested Equity Awards and Accelerated Vesting Stock Options		―		―	―		19,648	(3)
Total	$	―	$	―	$143,500		$163,148
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	6 months base salary.
(3)
Vesting of all stock options granted in accordance with ASC Topic 718.  The amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of August 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	1,391,288	$ 14.25	2,697,228
Equity compensation plans not approved by stockholders	-	-	-

Total	1,391,288	$ 14.25	2,697,228

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. None of the Company’s executive officers serves, or has served during the last fiscal year, as a member of the compensation committee or a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee or the Company’s board of directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE RAPTOR BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis of Raptor Pharmaceutical Corp. with the Company’s management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

/s/ Bill Anderson, Chair

/s/ Llew Keltner, M.D., Ph.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since September 1, 2009, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this proxy statement, and (ii) the transactions described below.

We have entered into indemnity agreements with all of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us or our subsidiaries, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Pursuant to the terms of an asset purchase agreement, we and our wholly-owned subsidiary, Raptor Therapeutics Inc., purchased certain assets of Convivia, Inc., which was as of such time wholly-owned by Ted Daley (currently the President of Raptor Therapeutics Inc.). To date, in aggregate, Mr. Daley has received 104,904 shares of our common stock and $90,000 in cash bonuses and may receive additional common stock and cash bonuses based on the successful development of our ConviviaTM development program. Mr. Daley was hired to develop the ConviviaTM product candidate along with other clinical-stage programs at Raptor Therapeutics Inc.

In the ordinary course of business, our officers have loaned money to us by paying expenses for travel and equipment and other costs from their personal funds on our behalf.  We have promptly reimbursed the officers for such expenses and costs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of February 4, 2011, each beneficial owner (or group of affiliated beneficial owners) of more than five percent (5%) of any class of our voting securities, each of our named executive officers as of the end of the fiscal year ended August 31, 2010, each our directors and all of our executive officers and directors as a group. Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power. Unless otherwise noted, the address for each person listed below is Raptor Pharmaceutical Corp., 9 Commercial Blvd., Suite 200, Novato, CA 94949.

		Number of Shares Subject to Options/ Options and Warrants (1)	Percentage of Outstanding Shares of Common Stock (2)
	Number of Shares Of Common Stock Beneficially Owned

Name of Beneficial Owner and Address
Entities affiliated with Deerfield Management Company, LP (3)	2,544,320	1,951,220	7.4%
Entities affiliated with Ayer Capital Management, LP (4)	2,262,811	1,172,764	6.7%
Aran Asset Management SA (5)	2,200,491	1,156,399	6.6%
Christopher M. Starr, Ph.D.	915,363	215,994	2.8%
Todd C. Zankel, Ph.D.	800,598	101,229	2.5%
Erich Sager	530,434	294,980	1.6%
Ted Daley	203,803	98,899	*
Bill Anderson	178,418	178,418	*
Kim R. Tsuchimoto	129,010	128,428	*
Patrice P. Rioux, M.D, Ph.D.	86,224	86,224	*
Rick Franklin, M.D., Ph.D.	63,313	63,313	*
Llew Keltner, M.D., Ph.D.	53,113	53,113	*
Patrick Reichenberger	--	--	*
All executive officers and directors as a group (10 persons)	2,960,274	1,220,596	9.1%

*	Less than one percent.

(1)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days of February 4, 2011, are counted as outstanding for computing the percentage held by each person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	Based on 32,405,318 shares outstanding as of February 4, 2011.
(3)
Includes 221,158 shares and warrants to purchase 741,464 shares held by Deerfield Special Situations Fund, LP, and 371,942 shares and warrants to purchase 1,209,756 shares held by Deerfield Special Situations Fund International, Limited.  Deerfield Special Situations Fund, LP and Deerfield Special Situations Fund International, Limited, (or collectively, the “Deerfield Funds”) are affiliated with Deerfield Management Company, LP.  The Deerfield Funds were issued warrants to purchase an aggregate of 1,951,220 shares of common stock in the 2010 Private Placement.  However, these warrants are exercisable only to the extent that the number of shares beneficially held by the entities affiliated with Deerfield Management Company, LP does not exceed 9.999% of our outstanding stock and therefore, a portion of those warrants have not been counted as outstanding for purposes of computing the percentage held by the entities affiliated with Deerfield Capital Management, LP.  The principal business address of each of the Deerfield Funds is 780 3rd Avenue, 37th Floor, New York, NY 10017.

(4)
Includes (i) 86,701 shares and warrants to purchase 117,863 shares held by Epworth-Ayer Capital, (ii) 32,064 shares and warrants to purchase 28,077 shares held by Ayer Capital Partners Krestrel Fund, LP and (iii) 971,282 shares and warrants to purchase 1,026,824 shares held by Ayer Capital Partners Master Fund, LP (or collectively with Epworth-Ayer Capital and Ayer Capital Partners Krestrel Fund, LP, the “Ayer Capital Funds”).  Each of the Ayer Capital Funds is affiliated with Ayer Capital Management, LP.  The address for each of the Ayer Capital Funds is 230 California Street, Suite 600, San Francisco, CA 94111.

(5)
The address for this entity is Bahnhofplatz, P.O. Box 4010, 6304 Zug, Switzerland. Aran Asset Management disclaims beneficial ownership of the shares registered in its name on behalf of its clients.  The Chairman and CEO of Aran Asset Management SA is Michael C. Thalmann who disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

REPORT OF OUR AUDIT COMMITTEE

The members of our Audit Committee have been appointed by our board of directors. Our Audit Committee is governed by its charter, which has been approved and adopted by our board of directors and which will be reviewed and reassessed annually by our Audit Committee.

During the fiscal year ended August 31, 2010, the Audit Committee was comprised of three directors, Mr. Anderson, Dr. Franklin and Dr. Keltner.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Raptor filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) the Company’s auditing, accounting and financial reporting processes. It is not the responsibility of our Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of our Audit Committee to determine that the audit of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is independent.

In this context, our Audit Committee hereby reports as follows:

•
We have reviewed and discussed the audited financial statements of the Company as of and for our fiscal year ended August 31, 2010 with management and the independent registered public accounting firm.

•
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm.

Based upon the review and discussion referred to in the three bullet points above, we recommended to the board, and the board has approved, that the audited financial statements of the Company for our fiscal year ended August 31, 2010 be included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010 and in our annual report to stockholders. Our Audit Committee also has recommended, and the board of directors also has approved, subject to stockholder ratification, the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for our fiscal year ending August 31, 2011.

Audit Committee
/s/ Bill Anderson (Chair)
/s/ Rick Franklin, M.D., Ph.D.
/s/ Llew Keltner, M.D., Ph.D.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders of a registered class of equity securities to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders of a registered class of equity securities are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to us, we believe that during the fiscal year ended August 31, 2010, our directors, executive officers and 10% stockholders of a registered class of equity securities timely filed all Section 16(a) reports applicable to them, except that the following Form 4s were filed late: Dr. Rioux filed a Form 4 on July 9, 2010, which was seven business days late, reporting the receipt of a stock option grant in fulfillment of a milestone; Mr. Daley filed a Form 4 on July 9, 2010, which was eight business days late, reporting the receipt of restricted common stock in fulfillment of a milestone; and Dr. Franklin filed a Form 4 on March 12, 2010, which was one day late, reporting the receipt of a stock option grant for compensation for his services as a director.

Information on Our Website

Information on our website is not part of this proxy statement and you should not rely on that information in deciding whether to approve any of the proposals described in this proxy statement, unless that information is also in this proxy statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors and Media section of our website, www.raptorpharma.com.

The Company will provide without charge to each person solicited upon the written request of any such person, a copy of the Company’s annual report to stockholders. If you would like to request a copy of our annual report to stockholders or copies of the documents that we file with the SEC, please send a request in writing to the following address or call the following telephone number:

Raptor Pharmaceutical Corp. 9 Commercial Blvd., Suite 200 Novato CA 94949 (415) 382-1390 Attention: Corporate Secretary
You should rely only on the information contained in this proxy statement to vote your shares at our annual meeting. We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated February 11, 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

Trademark Notice

Raptor, the Raptor logos and all other Raptor product and service names are registered trademarks or trademarks of Raptor in the United States and in other select countries. “ ® ” and “™” indicate U.S. registration and U.S. trademark, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

Stockholder Proposals

In order for a stockholder to submit a proposal to be considered at the Company’s 2012 annual meeting of stockholders (including director nominations), (i) the stockholder must have given timely notice thereof in writing to the Corporate Secretary, (ii) the business must be a proper matter for stockholder action under the Delaware General Corporation Law, (iii) if the stockholder intends to solicit proxies from stockholders with respect to such proposal, such stockholder has delivered a proxy statement and form of proxy to holders of at least the number of shares required under applicable law to approve such proposal and has included copies of such materials with the notice delivered to the Company, and (iv) if the stockholder desires that the proposal be included in the proxy statement to be prepared by the Company in connection with the annual meeting, the stockholder must not have solicited proxies sufficient to have required it to deliver to the Company a notice stating that it intends to solicit proxies from stockholders.  The notice delivered by the stockholder must comply with the requirements set forth in the Company’s bylaws, as amended, and must be delivered to the Corporate Secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the date of the 2011 annual meeting.  However, if the date of the 2012 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the date of the 2011 annual meeting, then notice must be delivered not earlier than the close of business on the 120th day prior to the anniversary of the date of 2011 annual meeting and not later than the close of business on the 90th day prior to the anniversary of the date of 2011 annual meeting or the 10th day following the day on which public announcement of the date of the 2012 annual meeting is first made. Proposals to be included in next year’s proxy statement prepared by the Company must comply with certain rules and regulations promulgated by the SEC and the procedures set forth in the Company’s bylaws, as amended.

Communication with Our Board of Directors

Our board of directors has provided a procedure for stockholders or other persons to send written communications to our board of directors, committees of our board of directors or any of the directors, including complaints to our Audit Committee regarding accounting, internal accounting controls, or auditing matters. Stockholders may send written communications to the board of directors, the appropriate committee or any of the directors by certified mail only, c/o Audit Committee Chairman, Raptor Pharmaceutical Corp., 9 Commercial Blvd., Suite 200, Novato, California 94949. All such written communications will be compiled by the Chairman of the Audit Committee and submitted to our board of directors, a committee of our board of directors or the individual director(s), as appropriate, within a reasonable period of time. These communications will be retained with our corporate records.

 Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Raptor that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials in the future, you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, Raptor Pharmaceutical Corp., 9 Commercial Blvd., Suite 200, Novato, California 94949, or (3) contact our Chief Financial Officer, Kim R. Tsuchimoto, at (415) 382-1390. Upon a written or oral request to the address or telephone number above, we will promptly deliver a separate set of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Our stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

APPENDIX A

2011 PLAN AMENDMENTS TO THE RAPTOR PHARMACEUTICAL CORP.
2010 STOCK INCENTIVE PLAN

Section 3(a) of the Plan is proposed to be amended and restated as follows:

“(a) Generally.  Subject to Section 9 below and the remainder of this Section 3(a), a total of 3,000,000 Shares shall be available for issuance under the Plan (the number of Shares available under the Plan as adjusted pursuant to this Section 3(a) and subject to Section 9, the “Share Pool”), which includes the 400,000 Shares that were available for issuance under the three plans identified in Section 1(d) as of February 1, 2010.  On the 2011 Share Pool Adoption Date, the Share Pool automatically shall increase by 5% of the total Shares outstanding on such date.  On August 31, 2011 and August 31, 2012, the Share Pool automatically shall increase by 5% of the total Shares outstanding on each such date.  In no event, however, shall the 2011 Share Pool Adoption Date and the August 31, 2011 and August 31, 2012 Share Pool increases exceed 6,000,000 Shares in the aggregate.  The entire Share Pool may be used for any form of Award under the Plan.  The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.”

Appendix I of the Plan

A definition for the “2011 Share Pool Adoption Date” is proposed to be added to Appendix I of the Plan as follows:

“2011 Share Pool Adoption Date” shall mean the date the amendment of the Plan providing for the 2011 Share Pool Adoption Date, the August 31, 2011 and the August 31, 2012 increases in the Share Pool under Section 3(a) of the Plan is approved by the Company’s stockholders.

Section 9(c) of the Plan is proposed to be amended and restated as follows:

“(c) Change in Control.  Notwithstanding anything to the contrary in any Award Agreement, in the event of a Change in Control, no less than 50% of each Award (whether granted prior to, on or after the 2011 Share Pool Adoption Date) that was outstanding and unvested immediately prior to such Change in Control shall immediately vest (and, to the extent applicable, become exercisable) as to 50% of the Shares that otherwise would have been unvested (the “Automatic Vesting”).  For the sake of clarity, an Award Agreement or an unexpired employment agreement may provide for more favorable accelerated vesting terms in which case the more favorable accelerated vesting terms from the Award Agreement or unexpired employment agreement shall apply.

 In the event of a Change in Control, subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction.  Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i) accelerate the vesting of Awards (in addition to the Automatic Vesting) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant based on the Fair Market Value, on the date of the Change in Control, of the Award being canceled, based on any reasonable valuation method selected by the Committee, which amount may be adjusted downward to the extent the Committee reasonably determines required by Section 409A);

(iii) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control.  To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation;

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of this Section 9.”

RAPTOR PHARMACEUTICAL CORP.

ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RAPTOR PHARMACEUTICAL CORP.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 22, 2011

The  undersigned,  having  read  the  Notice  of  Annual  Meeting  of  Stockholders  and
the Proxy  Statement  dated  February  11,  2011,  receipt  of  which  are  hereby  acknowledged, hereby appoints Christopher M. Starr, Ph.D., and Kim R. Tsuchimoto and each of them, with power  to  act  without  the  other  and  with  power  of  substitution,  as  proxies  and  attorneys-in-
fact and hereby authorizes them to represent and vote as provided on the other side, all the shares of Raptor Pharmaceutical Corp. ("Raptor") common stock that the undersigned is entitled to vote at Raptor's Annual Meeting of Stockholders  on  March  22,  2011,  at  10:00  a.m. (Pacific)
at Raptor's corporate offices at 9 Commercial Blvd., Suite 200, Novato, CA 94949, and at any continuation, adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

RAPTOR PHARMACEUTICAL CORP.

March 22, 2011

                   PROXY VOTING INSTRUCTIONS

INTERNET  -  Access   “www.voteproxy.com”   and   follow   the on-screen instructions. Have your  proxy  card  available  when  you access the web page, and use the Company Number and Account
Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.
Have your proxy card  available  when  you  call  and  use  the  Company  Number  and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL  -  Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report to stockholders are available at https://materials.proxyvote.com/75382F

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  x
1. Election of Directors:

FOR ALL NOMINEES WITHHOLD AUTHORITY
FOR ALL NOMINEES

 NOMINEES:
O  Christopher M. Starr, Ph.D.
O  Raymond W. Anderson
O  Erich Sager
O  Richard L. Franklin, M.D., Ph.D.
O  Llew Keltner, M.D., Ph.D.

FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:  X

2.  To ratify the appointment by the audit committee of the Board of Directors of Burr Pilger Mayer, Inc. as Raptor's independent registered  public  accounting  firm  for  the  fiscal  year  ending August 31, 2011.

FOR   AGAINST   ABSTAIN

3.  To approve the plan amendments to the Raptor   Pharmaceutical Corp. 2010 Stock Incentive Plan.

FOR   AGAINST   ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE  UPON  OTHER  MATTERS  THAT  MAY  PROPERLY  COME  BEFORE  THE ANNUAL   MEETING   AND   ALL   CONTINUATIONS,   ADJOURNMENTS    OR POSTPONEMENTS THEREOF.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED

"FOR" THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR, "FOR" THE RATIFICATION    OF    THE    APPOINTMENT    OF    RAPTOR'S    INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND "FOR" THE APPROVAL OF PLAN AMENDMENTS TO THE RAPTOR   PHARMACEUTICAL   CORP.   2010   STOCK   INCENTIVE   PLAN,   IN ACCORDANCE WITH THE JUDGMENT OF YOUR PROXIES.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

YOUR  VOTE  IS  IMPORTANT.  PLEASE  COMPLETE  YOUR  VOTING  SELECTION AND  SIGN,  DATE  AND  MAIL  YOUR  PROXY  CARD  BACK  IN  THE  ENCLOSED ENVELOPE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above.   Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder
Date:

Signature of Stockholder
Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.